UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 16, 2016 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Debora D. Horvath, Marty Hughes, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, and Georganne C. Proctor to serve as directors until the Annual Meeting of Stockholders in 2017 and until their successors are duly elected and qualify;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2016;
3.	To vote on a non-binding advisory resolution to approve named executive officer compensation; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 6, 2016 to our stockholders of record as of the close of business on March 24, 2016. We are also providing access to our proxy materials over the Internet beginning on March 28, 2016. Electronic delivery of our proxy materials will reduce printing and mailing costs relating to our Annual Meeting.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter to be acted upon; and information on how to attend the Annual Meeting and vote online.

Our Board of Directors has fixed the close of business on March 24, 2016 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you authorize your proxy over the Internet following the voting procedures described in the Notice. In addition, if you have requested or received a paper or email copy of the proxy materials, you can authorize your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to authorize your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary

March 28, 2016

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

REDWOOD TRUST, INC.

TABLE OF CONTENTS

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2016

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Monday, May 16, 2016 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability of Proxy Materials. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 28, 2016 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 6, 2016. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 6, 2016 or within three business days of such request.

Redwood Trust, Inc., together with its subsidiaries, focuses on investing in mortgage- and other real estate-related assets and engaging in mortgage banking activities. We seek to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time and to generate income through our mortgage banking activities. During 2015, we operated our business in three segments: residential mortgage banking, residential investments, and commercial mortgage banking and investments.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 24, 2016, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 24, 2016. As of March 16, 2016, there were 77,073,352 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. You may authorize your proxy through the Internet by following the voting procedures described in the Notice or, if you have requested and received paper copies of the proxy materials, by telephone or by signing, dating, and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

You may authorize your proxy over the Internet or, if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return a proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the nine nominees to serve as directors until the Annual Meeting of Stockholders in 2017 and until their successors are duly elected and qualify;
•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2016;
•	For the approval, on an advisory basis, of the resolution approving the compensation of our named executive officers; and
•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by submitting a new proxy through the Internet or by telephone, delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce printing and mailing costs relating to our Annual Meeting.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

Your proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee not expected to exceed $15,000, plus expenses.

Annual Report

Our 2015 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2015, is being made available to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2015. Certain sections of our 2015 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” at the end of this Proxy Statement. Our 2015 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing and mailing costs.

Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of this document for your household, please contact our transfer agent, Computershare Trust Company, N.A., either in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2017 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Debora D. Horvath, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, Georganne C. Proctor, and Charles J. Toeniskoetter. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

One member of our Board of Directors, Mr. Hughes, does not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Hughes does not qualify as independent because he is Redwood’s current Chief Executive Officer.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

Under Redwood’s Governance Standards, the Board of Directors also has a Vice-Chairman who presides over meetings of the Board in the absence of the Chairman and who also acts as a resource to management by providing strategic counsel and advice. The Vice-Chairman is currently Douglas B. Hansen, who was elected Vice-Chairman in September 2012. Mr. Hansen is currently an independent director, has served as a director of Redwood since 1994, and is a founder of Redwood and served as Redwood’s President from 1994 through his retirement from that position at the end of 2008. In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is comprised solely of independent directors.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by, and its standing committees to be composed of, independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position. As an independent Vice-Chairman of the Board, Mr. Hansen also brings significant prior experience as the President of Redwood to bear on his leadership responsibilities.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the nine of our 10 directors who are not Redwood employees) meet in executive session at each regularly scheduled quarterly meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes an active role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer and Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor or control those exposures.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and other Redwood officers, and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to other standing committees risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated to review, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the other standing committees of the Board of Directors, which also consist solely of independent directors.

Board of Directors’ Self-Evaluation Process

The Board believes it is important to periodically assess its own performance and effectiveness in carrying out its strategic and oversight role with respect to the Company. The Board evaluates its performance through annual self-assessments at the Board and Committee levels, as well as through annual individual director self-assessments that include one-on-one meetings conducted by the Chairman with each of the other directors (or, with respect to the Chairman, the Chair of the Governance and Nominating Committee). These self-assessments include analysis of the effectiveness of the Board, its Committees and its directors, how they are functioning and areas of potential improvement. The results of these performance reviews are also considered by the Governance and Nominating Committee and the Board when considering whether to recommend the re-election of each director nominated for re-election and whether to consider new director candidates.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to the other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 of our common stock within three years from the date of commencement of their Board membership. Deferred stock units (DSUs) acquired by a director under our Executive Deferred Compensation Plan through the voluntary deferral of cash compensation that otherwise would have been paid to that director are counted towards this requirement. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status.

In addition, non-employee directors are required to own at least $375,000 of our common stock, including DSUs acquired through both voluntary and involuntary deferred compensation, within five years from the date of commencement of their Board membership. Stock and DSUs acquired with respect to the $50,000 stock purchase requirement count toward the attainment of this additional stock ownership requirement. Compliance with the ownership requirements is measured on a purchase/acquisition cost basis.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these requirements either due to ownership of the requisite number of shares or because the director was within the time period permitted to attain the required level of ownership.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership requirements with respect to our executive officers (as measured on a purchase/acquisition cost basis, including deferred stock units acquired through both voluntary and involuntary deferred compensation).

•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher requirement or when a salary increase results in a higher requirement (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and
•	For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held.

As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements. The chart below illustrates the stock ownership level relative to the applicable requirement for each of our executive officers.

Compliance with Executive Stock Ownership Requirements

$15
$10
$5
$0
Executive Stock Ownership ($ in millions)*
Mr. Hughes
Mr. Nicholas
Mr. Matera
Mr. Abate
Mr. Stone
Vested Stock Awards
Common Stock
Required Level of Ownership

* Calculated on a puchase/acquisition cost basis in accordance with Executive Stock Ownership Requirements.

ITEM 1 — ELECTION OF DIRECTORS

Redwood has completed transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. As a result, all directors elected at the Annual Meeting will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. Redwood’s Board of Directors currently consists of 10 directors. On February 24, 2016, Charles J. Toeniskoetter announced that he is retiring from the Board of Directors, effective as of May 16, 2016. Effective upon Mr. Toeniskoetter’s retirement, the Board of Directors is expected to reduce the size of the Board from 10 to nine directors.

The nominees for the nine director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill such directorship. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors. In accordance with Redwood’s Bylaws and its Policy Regarding Majority Voting, any incumbent nominee for director must offer to resign from the Board if he or she fails to receive the required number of votes for re-election.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Douglas B. Hansen	Vice-Chairman of the Board
Mariann Byerwalter	Director
Debora D. Horvath	Director
Marty Hughes	Director and Chief Executive Officer
Greg H. Kubicek	Director
Karen R. Pallotta	Director
Jeffrey T. Pero	Director
Georganne C. Proctor	Director

Set forth on the following pages are a summary of the experience, qualifications, attributes and skills of each of the nominees for election at the Annual Meeting and current directors of Redwood, as well as certain biographical information regarding each of these individuals.

Summary of Current Directors’ Experience, Qualifications, Attributes and Skills

	Baum	Hansen	Byerwalter	Horvath	Hughes	Kubicek	Pallotta	Pero	Proctor	Toeniskoetter
Leadership Attributes/ Management Experience	•	•	•	•	•	•	•	•	•	•
Real Estate Finance/ Investment Experience		•			•		•	•
Real Estate Development Experience	•					•				•
Accounting/Financial Expertise		•	•		•				•
Insurance Industry Experience	•		•
Government/Government- Sponsored Entity Experience	•						•
Capital Markets Experience		•			•			•
Corporate/Institutional Governance Experience	•		•	•				•
Banking/Investment Management Experience			•		•				•	•
Information Technology/Technology Risk Management Expertise				•

Richard D. Baum, age 69, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President and CEO of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.

The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief executive officer
•	Experience in government service and financial regulation
•	Expertise and experience relating to the insurance industry
•	Expertise and experience relating to the real estate development industry and property management business
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Douglas B. Hansen, age 58, is Vice-Chairman of the Board, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. Mr. Hansen has been a director of Redwood since 1994. Mr. Hansen serves on the Board of Directors of Four Corners Property Trust, Inc., a publicly traded real estate investment trust. Mr. Hansen also serves on the boards of several not-for-profit institutions, including the International Center of Photography and River of Knowledge. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Mr. Hansen should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood since its founding in 1994 through 2008
•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Experience in finance and accounting matters
•	Professional and educational background

Mariann Byerwalter, age 55, has been a director of Redwood since 1998. Ms. Byerwalter is Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm. Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She also serves on the Board of Directors of Pacific Life Corp., Franklin Resources, Inc., Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics Board of Directors (Chair, 2006 – 2013). In April 2012, she completed her term on the Board of Trustees of Stanford University. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and insurance industries
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Debora D. Horvath, age 61, has been a director of Redwood since 2016. Ms. Horvath is Principal of Horvath Consulting LLC, which she founded in 2010. From 2008 to 2010, Ms. Horvath served as an Executive Vice President for JP Morgan Chase & Co. Ms. Horvath served as an Executive Vice President and Chief Information Officer for Washington Mutual, Inc. from 2004 to 2008. Ms. Horvath, a 25 year veteran from General Electric Company (“GE”), served 12 years as a Senior Vice President and Chief Information Officer for the GE insurance businesses. Ms. Horvath has been a Director of StanCorp Financial Group, Inc. since 2013. She was a director of the Federal Home Loan Bank of Seattle from 2012 to January 2014. Ms. Horvath holds a B.A. from Baldwin Wallace University.

The Board of Directors concluded that Ms. Horvath should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience
•	Experience as a chief information officer
•	Expertise and experience relating to information technology and technology risk management
•	Expertise and experience relating to institutional governance
•	Professional and educational background

Marty Hughes, age 58, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University.

The Board of Directors concluded that Mr. Hughes should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood
•	Skill and experience in managing balance sheet exposures and managing risks
•	Skill and experience in executing capital markets transactions
•	Expertise and experience in the mortgage lending and investment banking industries
•	Accounting expertise and experience
•	Professional and educational background

Greg H. Kubicek, age 59, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. Mr. Kubicek currently serves as a director for Cadet Manufacturing Co. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

The Board of Directors concluded that Mr. Kubicek should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer and as chairman of the board of directors of an NYSE-listed company
•	Management and entrepreneurial experience
•	Expertise and experience in the real estate development industry
•	Experience and expertise in the property management business
•	Professional and educational background

Karen R. Pallotta, age 52, has been a director of Redwood since December 2014. Ms. Pallotta is currently the owner of KRP Advisory Services, LLC a consultancy business. Ms. Pallotta was employed at Fannie Mae for more than 20 years until her retirement in 2011. At Fannie Mae she served in various leadership roles, most recently as Executive Vice President of its Single Family Credit Guaranty business, a role she assumed during the height of the financial crisis and subsequent to Fannie Mae’s government conservatorship. In that role Ms. Pallotta had direct responsibility for Fannie Mae’s single family mortgage business, which comprised more than $2.5 trillion in guaranteed mortgages and mortgage backed securities. Ms. Pallotta holds a B.A. from Pennsylvania State University and an M.B.A. from the University of Maryland.

The Board of Directors concluded that Ms. Pallotta should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience relating to residential mortgage finance and mortgage-backed securities
•	Management experience and leadership attributes
•	Expertise and experience relating to government sponsored entities
•	Professional and educational background

Jeffrey T. Pero, age 69, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.

The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience in structuring and negotiating debt and equity financings
•	Expertise and experience relating to corporate governance
•	Management experience
•	Expertise and experience relating to real estate investment trusts
•	Expertise and experience relating to the U.S. securities laws
•	Professional and educational background

Georganne C. Proctor, age 59, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served as Executive Vice President for Enterprise Integration from January 2010 to July 2010. From July 2010 to October 2010, she served as Enterprise Integration’s Executive Vice President. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group and SunEdison, Inc. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience
•	Experience as a chief financial officer
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

Current Director — Retiring in May 2016

Charles J. Toeniskoetter, age 71, has been a director of Redwood since 1994. Mr. Toeniskoetter is Chairman of Toeniskoetter Development, Inc., a company that has developed, owns, and manages over $250 million of commercial and industrial real estate properties, and Chairman & CEO of Toeniskoetter Construction, Inc. Mr. Toeniskoetter serves on the Board of Directors of Heritage Commerce Corp., (NASDAQ: HTBK), as well as a number of community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business.

On February 24, 2016, Mr. Toeniskoetter announced that he is retiring from the Board of Directors, effective as of May 16, 2016, and will not stand for reelection at the 2016 Annual Meeting of stockholders. Mr. Toeniskoetter’s retirement follows more than 20 years of service as a member of the Board of Directors.

The Board of Directors concluded that Mr. Toeniskoetter’s long-time service as a director was supported by, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes, including experience as a chief executive officer
•	Management and entrepreneurial experience
•	Experience as director of public companies
•	Expertise and experience in the commercial real estate industry
•	Expertise and experience in the banking and investment management industries
•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of 10 directors. On February 24, 2016, Charles J. Toeniskoetter announced that he is retiring from the Board of Directors, effective as of May 16, 2016. Effective upon Mr. Toeniskoetter’s retirement, our Board of Directors is expected to reduce the size of the Board from 10 to nine directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of nine meetings during 2015. The non-employee directors of Redwood met in executive session at each of the nine meetings during 2015. Mr. Baum presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

We have a separately-designed Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2015 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met four times in 2015 in order to carry out its responsibilities as more fully discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met four times in 2015 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Debora D. Horvath	Karen R. Pallotta	Mariann Byerwalter
Karen R. Pallotta	Jeffrey T. Pero	Debora D. Horvath
Georganne C. Proctor		Greg H. Kubicek
Charles J. Toeniskoetter		Charles J. Toeniskoetter

DIRECTOR COMPENSATION

Information on our current non-employee director cash compensation policy is set forth in the table below.

Annual Retainer	$75,000	*
Committee Meeting Fee (in person attendance)	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000

*	The Chairs of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee each receive an additional annual cash retainer of $20,000. The Chairman of the Board of Directors receives an additional annual cash retainer of $50,000.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guest’s attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units granted is determined by dividing $85,000 by the closing price of Redwood’s common stock on the NYSE on the day of grant (and rounding to the nearest whole share amount). Non-employee directors may also be granted equity-based awards upon their initial election to the Board. Deferred stock units may be credited under our Executive Deferred Compensation Plan. These deferred stock units are fully vested upon grant, although they are generally subject to a mandatory four-year holding period. Dividend equivalent rights on deferred stock units are generally paid in cash to directors on each dividend distribution date.

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through our Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights related to those units.

The following table provides information on non-employee director compensation for 2015, which compensation was paid in accordance with the non-employee director compensation policy disclosed in Redwood’s 2015 annual proxy statement or in accordance with changes to that policy subsequently approved by the Board. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Non-Employee Director Compensation — 2015(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Richard D. Baum	$139,091	$85,007	—	$224,098
Douglas B. Hansen	$87,729	$85,007	—	$172,736
Mariann Byerwalter	$85,091	$85,007	—	$170,098
Debora D. Horvath(6)	—	—	—	—
Greg H. Kubicek	$109,091	$85,007	—	$194,098
Karen R. Pallotta	$89,091	$85,007	—	$174,098
Jeffrey T. Pero	$107,182	$85,007	—	$192,189
Georganne C. Proctor	$111,168	$85,007	—	$196,175
Charles J. Toeniskoetter	$85,091	$85,007	—	$170,098

(1)	The table does not include dividend equivalent rights paid on deferred stock units, as the value of the dividend equivalent rights was factored into the grant date fair value of the original deferred stock unit awards in accordance with FASB Accounting Standards Codification Topic 718.
(2)	Fees earned are based on the non-employee director compensation policy in effect at the time of payment. The current policy provides for: (i) annual cash retainer of $75,000; (ii) additional annual retainer for the Chairman of the Board of $50,000; (iii) additional annual retainer for Audit Committee Chair, Compensation Committee Chair, and Governance and Nominating Committee Chair of $20,000; (iv) committee meeting fee (in person attendance) of $2,000 per meeting; and (v) committee meeting fee (telephonic attendance) of $1,000 per meeting.
(3)	Stock awards consisted of an annual grant of vested deferred stock units. Value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718.
(4)	As of December 31, 2015, the aggregate number of stock awards outstanding for each non-employee director was as follows: Richard D. Baum had 19,264 vested deferred stock units (DSUs); Douglas B. Hansen had 19,264 vested DSUs; Mariann Byerwalter had 19,264 vested DSUs; Debora D. Horvath had no vested DSUs; Greg H. Kubicek had 95,731 vested DSUs; Karen R. Pallotta had 6,901 vested DSUs; Jeffrey T. Pero had 20,930 vested DSUs; Georganne C. Proctor had 59,285 vested DSUs; and Charles J. Toeniskoetter had 19,264 vested DSUs.
(5)	Certain non-employee directors brought a guest to the annual retreat of Redwood’s Board of Directors, at a cost per guest of less than $2,500 and at an aggregate cost to Redwood for all guests of less than $7,500.
(6)	Ms. Horvath joined the Board of Directors on March 24, 2016.

The following table provides information on stock unit distributions to non-employee directors from our Executive Deferred Compensation Plan in 2015. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)(1)
Richard D. Baum(2)	4,937	$84,867
Douglas B. Hansen(2)	4,937	$84,867
Mariann Byerwalter(2)	4,937	$84,867
Jeffrey T. Pero(3)	11,058	$190,090
Charles J. Toeniskoetter(2)	4,937	$84,867

(1)	The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.
(2)	Deferred stock units distributed in 2015 were originally awarded in 2011.
(3)	Deferred stock units distributed in 2015 were originally awarded in 2010 and 2011.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. For purposes of this Proxy Statement, each of Mr. Hughes, Mr. Nicholas, Mr. Abate, Mr. Matera and Mr. Stone were Named Executive Officers (NEOs) for 2015.

Name	Position with Redwood as of January 1, 2016	Age
Marty Hughes	Chief Executive Officer	58
Brett D. Nicholas	President	47
Christopher J. Abate	Chief Financial Officer and Executive Vice President	36
Fred J. Matera	Executive Vice President, Commercial Investments and Finance	52
Andrew P. Stone	General Counsel, Executive Vice President, & Secretary	44

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes is provided in the preceding pages. Additional information regarding Mr. Nicholas, Mr. Abate, Mr. Matera, and Mr. Stone is set forth below.

Brett D. Nicholas, age 47, has served as President since January 2012. Mr. Nicholas served as Executive Vice President and Chief Operating Officer from May 2010 to January 2012 and Chief Investment Officer from 2007 to January 2012. Mr. Nicholas also served as Co-Chief Operating Officer from 2007 to May 2010 and Vice President of Redwood from 1996 to 2007. Mr. Nicholas is responsible for managing Redwood’s business, operations and investment activity. Prior to joining Redwood, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in economics from the University of Colorado at Boulder and is a graduate of the Stanford University Executive Program.

On March 28, 2016, Redwood announced that Mr. Nicholas would depart from employment with Redwood on July 1, 2016. Redwood expects that Mr. Nicholas will accrue certain severance benefits, including vesting of certain outstanding equity awards, in accordance with the terms of his employment agreement.

Christopher J. Abate, age 36, serves as Chief Financial Officer and Executive Vice President. Mr. Abate has served as Redwood’s Chief Financial Officer since March 2012. Mr. Abate also served as Redwood’s Controller from January 2009 to March 2013 and has been employed by Redwood since April 2006. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant.

On March 28, 2016, Redwood announced that, upon Mr. Nicholas’ departure from Redwood, Mr. Abate will be promoted to President. Redwood has begun the process of identifying a successor Chief Financial Officer for Mr. Abate, who will continue to serve as Chief Financial Officer in the interim.

Fred J. Matera, age 52, currently serves as Executive Vice President-Commercial Investments and Finance, responsible for Redwood’s commercial mortgage banking and investments business. During 2015, Mr. Matera served as Chief Investment Officer and was responsible for Redwood’s residential and commercial investment and capital markets activities. Mr. Matera joined Redwood Trust in 2008 as a Managing Director. Prior to joining Redwood, and since the spring of 2001, Mr. Matera was a Managing Director and Co-Head of Structured Credit at RBS Greenwich Capital. He began his career in finance in 1989 as a mortgage trader, and has held a number of fixed income trading positions in financial services firms, including Goldman Sachs, DLJ, and First Boston. Prior to graduating from business school, Mr. Matera was an analyst at the Federal Reserve Bank of New York. Mr. Matera has a B.A. in economics from Tufts University, and an M.B.A. in finance from The Wharton School of the University of Pennsylvania.

On February 9, 2016, Redwood announced it was ceasing its commercial mortgage lending business and would significantly reduce its workforce engaged in its commercial mortgage banking and investment activities. In connection with this announcement, Redwood also announced that Mr. Matera would depart from employment with Redwood on May 1, 2016. Redwood expects that Mr. Matera will accrue certain severance benefits, including vesting of certain outstanding equity awards, in accordance with the terms of his employment agreement.

Andrew. P. Stone, age 44, serves as General Counsel, Executive Vice President, and Secretary of Redwood. Mr. Stone has been employed by Redwood as General Counsel since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of March 16, 2016, on the beneficial ownership of our common stock by our current directors and executive officers, and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Marty Hughes(3)	853,612	1.1%
Brett D. Nicholas(4)	610,373	*
Christopher J. Abate(5)	85,066	*
Fred J. Matera(6)	177,010	*
Andrew P. Stone(7)	103,389	*
Non-Employee Directors
Richard D. Baum(8)	40,960	*
Douglas B. Hansen(9)	338,570	*
Mariann Byerwalter(10)	29,577	*
Debora D. Horvath(11)	—	*
Greg H. Kubicek(12)	200,448	*
Karen R. Pallotta(13)	6,901	*
Jeffrey T. Pero(14)	47,264	*
Georganne C. Proctor(15)	69,130	*
Charles J. Toeniskoetter(16)	54,660	*
All directors and executive officers as a group (14 persons)(17)	2,616,960	3.35%

*	Less than 1%.
(1)	Represents shares of common stock outstanding and common stock underlying vested performance stock units and deferred stock units that have vested or will vest within 60 days of March 16, 2016.
(2)	Based on 77,073,352 shares of our common stock outstanding as March 16, 2016.
(3)	Includes 538,384 shares of common stock, and 315,228 deferred stock units that have vested or will vest within 60 days of March 16, 2016.
(4)	Includes 393,697 shares of common stock, and 216,676 deferred stock units that have vested or will vest within 60 days of March 16, 2016.
(5)	Includes 12,435 shares of common stock and 72,631 deferred stock units that have vested or will vest within 60 days March 16, 2016.
(6)	Includes 71,987 shares of common stock, and 105,023 deferred stock units that have vested or will vest within 60 of March 16, 2016. As described above in the “Executive Officers” section of this Proxy Statement, Redwood expects that Mr. Matera will cease employment with Redwood on May 1, 2016 and accrue certain severance benefits in connection therewith, including the vesting of 81,465 deferred stock units within 60 days of March 16, 2016 that are not included in the table above.

(7)	Includes 45,462 shares of common stock, and 57,927 deferred stock units that have vested or will vest within 60 days of March 16, 2016.
(8)	Includes 21,696 shares of common stock and 19,264 vested deferred stock units.
(9)	Includes 319,306 shares of common stock and 19,264 vested deferred stock units.
(10)	Includes 10,313 shares of common stock and 19,264 vested deferred stock units.
(11)	Ms. Horvath joined the Board of Directors on March 24, 2016.
(12)	Includes 102,805 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,912 shares held of record by Mr. Kubicek’s spouse, and 95,731 vested deferred stock units.
(13)	Includes 6,901 vested deferred stock units.
(14)	Includes 26,334 shares of common stock and 20,930 vested deferred stock units.
(15)	Includes 9,845 shares held in the Proctor Trust and 59,285 vested deferred stock units.
(16)	Includes 35,396 shares with respect to which Mr. Toeniskoetter has voting and investment power that are held in the Toeniskoetter & Breeding, Inc. Development Profit Sharing Trust and 19,264 vested deferred stock units.
(17)	Includes 2,616,960 shares of common stock, and 1,027,388 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Capital World Investors(2)	8,006,717	10.39%
FMR LLC(3)	7,012,863	9.10%
Wellington Management Group LLP(4)	6,525,662	8.47%
BlackRock, Inc.(5)	6,361,946	8.25%
Weitz Investment Management, Inc.(6)	6,229,870	8.08%
The Vanguard Group(7)	5,522,634	7.17%
Pine River Capital Management L.P.(8)	4,976,360	6.46%
T. Rowe Price Associates, Inc.(9)	3,863,135	5.01%

(1)	Based on 77,073,352 shares of our common stock outstanding as March 16, 2016.
(2)	Address: 333 South Hope Street, Los Angeles, California 90071. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Capital World Investors (Capital World), a division of Capital Research and Management Company (CRMC), is based on the amended Schedule 13G filed by Capital World with the SEC on February 16, 2016 and on subsequent correspondence on March 1, 2016 between Capital World and Redwood, in which Capital World indicated that it has sole voting and dispositive power with respect to 8,006,717 shares. Capital World is deemed to be the beneficial owner of these securities as a result of CRMC acting as investment advisor to various registered investment companies.
(3)	Address: 245 Summer Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by FMR LLC (FMR) is based on the amended Schedule 13G filed by FMR with the SEC on February 12, 2016, which indicates that FMR and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power with respect to 7,012,863 shares and sole voting power with respect to 1,191,031 shares.
(4)	Address: 280 Congress Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Welling Management Group LLP (Wellington) is based on the Schedule 13G filed by Wellington with the SEC on February 11, 2016, which indicates that Wellington and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared dispositive power with respect to 6,525,662 shares and shared voting power with respect to 3,374,187 shares.
(5)	Address: 55 East 52nd Street, New York, New York 10022. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on February 10, 2016, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 6,361,946 shares and sole voting power with respect to 6,175,932 shares.
(6)	Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Weitz Investment Management, Inc. (Weitz Inc.) and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on January 13, 2016. The aggregate number of shares of common stock reported as beneficially owned by Weitz Inc. includes 6,229,870 shares with respect to which Weitz has shared dispositive power and shared voting power.

(7)	Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information in the above table and this footnote concerning the shares of common stock beneficially owned by The Vanguard Group (Vanguard) is based on the amended Schedule 13G filed by Vanguard with the SEC on February 10, 2016, which indicates that Vanguard and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 5,414,944 shares, shared dispositive power with respect to 107,690 shares, sole voting power with respect to 106,390 shares, and shared voting power with respect to 6,200 shares.
(8)	Address: 601 Carlson Parkway, 7th Floor, Minnetonka, Minnesota 55305. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Pine River Capital Management L.P. (Pine River) is based on the Schedule 13G filed by Pine River with the SEC on February 10, 2016, which indicates that Pine River and Brian Taylor make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared voting and dispositive power with respect to 4,976,360 shares.
(9)	Address: 100 East Pratt Street, Baltimore, Maryland 21202. The information in the above table and this footnote concerning the shares of common stock beneficially owned by T. Rowe Price Associates, Inc. (Price Associates) is based on the amended Schedule 13G filed by Price Associates with the SEC on February 9, 2016, which indicates that Price Associates has sole dispositive power with respect to 3,863,135 shares and sole voting power with respect to 857,335 shares. These securities are owned by various individual and institutional investors to which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (CD&A)

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2015, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s officers and employees. Under SEC regulations, Redwood had five NEOs for 2015, which are listed below with their current titles:

•	Martin S. Hughes, Chief Executive Officer
•	Brett D. Nicholas, President
•	Christopher J. Abate, Chief Financial Officer and Executive Vice President
•	Fred J. Matera, Executive Vice President, Commercial Investments and Finance
º	During 2015, Mr. Matera served as Chief Investment Officer and, therefore, is referred to as such throughout this CD&A and in the tabular disclosures that follow.
•	Andrew P. Stone, General Counsel, Executive Vice President, and Secretary

Redwood’s NEOs for 2015 accounted for five of its 211 employees as of December 31, 2015. As of February 29, 2016, Redwood had a total of 153 employees.

Compensation Committee

The Compensation Committee (the “Committee”) of Redwood’s Board of Directors is committed to providing disclosure within this Compensation Discussion and Analysis (CD&A) that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing and determining the elements of the compensation of the Chief Executive Officer (CEO) and that of the other NEOs.
•	The rationale for the different elements of the NEOs’ compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking.
•	The metrics used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.
•	The severance and change of control payments that NEOs may become entitled to under certain circumstances.
•	The role of the Committee’s independent compensation consultant.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account both feedback from stockholders obtained during shareholder outreach efforts and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “Say-on-Pay” votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives. The Executive Summary set forth below provides a brief overview and highlights some of the key 2015 year-end compensation determinations made by the Committee, as well some of the key factors that were taken into account in making those determinations.

Executive Summary of CD&A

Synopsis — 2015 Executive Compensation.  In 2015, the structure of Redwood’s performance-based executive compensation program was consistent with the preceding five years, a period over which it was strongly supported by stockholders, with “Say-on-Pay” approval averaging 92%. Under this program, the majority of executives’ compensation is at risk, with value realized based on the achievement of an annual target financial performance metric and/or total stockholder return (TSR) over one-, three-, and four-year periods, as applicable. The only elements of executive compensation that are fixed at the beginning of each year are base salary and a limited number of standard benefits that are also available to all eligible employees on a substantially similar basis, such as family health insurance and a matching contribution under Redwood’s deferred compensation and 401(k) plans. The Committee’s philosophy is for the compensation program, together with mandatory stock ownership requirements, to foster long-term alignment between Redwood’s executives and stockholders.

Annual bonuses are primarily based on adjusted return-on-equity, a measure of Redwood’s annual financial performance referred to as Adjusted ROE.1 In addition, 50% of long-term equity-based incentive award grant value vests based on three-year TSR performance. Overall, 2015 performance results were mixed: Adjusted ROE modestly exceeded the Committee’s 8.75% target, while TSR was negative 27.9%. These results were factored into the Committee’s 2015 year-end compensation determinations, which saw total CEO compensation reduced by more than 15% from 2014, and aggregate compensation for all five NEOs reduced by approximately 10% from 2014, as reported in the Summary Compensation Table on page 46 of this Proxy Statement.

As a result of the consistent emphasis on long-term equity-based incentive awards within the executive compensation program, the recent decline in the price for Redwood’s common stock impacted not only 2015 executive compensation as reported in the Summary Compensation Table, but also materially decreased the value of each NEO’s outstanding equity awards and personal holdings of Redwood common stock. For example:

•	Value realized by each NEO from performance stock units (PSUs) granted in December 2012 (which vested in December 2015 at the end of a three-year performance vesting period) was less than 25% of the original grant date value;
•	Outstanding PSUs granted to the NEOs at the end of 2013 and 2014 will not vest (i.e., will be entirely forfeited) unless there is a significant increase in TSR over the remaining portion of their performance vesting periods, which conclude at year-end 2016 and year-end 2017, respectively; and
•	In aggregate, NEOs personally held more than 1.5 million shares of Redwood common stock and vested deferred stock units (DSUs) over the course of 2015, which significantly declined in value over 2015. These continuing shareholdings represent an overall ownership stake in Redwood well in excess of the Committee’s mandatory stock ownership requirements for executives.

Elements of Redwood’s Performance-Based Compensation Program.  Through the various elements of Redwood’s executive compensation program, the Committee seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of the CEO and the other NEOs with those of Redwood’s long-term stockholders, and ensure that Redwood can retain talented individuals in a competitive marketplace. Specifically, the CEO and the other NEOs are compensated through a performance-based compensation program that includes a combination of:

•	Base salary;
•	Performance-based annual bonus, which consists of:
•	a company performance component, which is realized, relative to a target amount, based directly on Redwood’s Adjusted ROE (75% of target annual bonus); and
•	an individual performance component (25% of target annual bonus);

[1]	Adjusted ROE is a non-GAAP measure calculated and reconciled to ROE determined in accordance with GAAP in Annex A.

•	Long-term equity-based incentive awards, which consist of:
•	PSUs, which vest based on the level of Redwood’s TSR over a three-year period and generally account for 50% of annual long-term equity-based incentive award grant value; and
•	DSUs, which vest over a four-year period and generally account for 50% of annual long-term equity-based incentive award grant value (and are subject to a mandatory holding requirement for the full four-year vesting period); and
•	Other cash and non-cash benefits, such as limited matching payments on contributions made to Redwood’s deferred compensation and 401(k) plans and coverage for themselves and their families under Redwood’s medical, dental, and vision health insurance plans. These types of benefits are also available to all eligible employees of Redwood on a substantially similar basis.

What We Do	What We Don’t Do
✓ Focus on aligning pay with performance through the compensation program for NEOs	✗ No guaranteed bonus arrangement is provided to any NEO
✓ Impose three- or four-year holding periods on long-term equity grants to NEOs	✗ No “single-trigger” change-in-control payments/benefits are provided to any NEO
✓ Maintain robust executive stock ownership requirements for NEOs — e.g., a 6x base salary requirement is applicable to the CEO	✗ No excise tax gross-ups are provided for any change-in-control related payments made to any NEO
✓ Subject bonus and incentive payments made to NEOs to a “clawback” policy if fraud or misconduct results in a financial restatement	✗ No margin, pledging, or hedging transactions permitted in respect of Redwood stock held by NEOs, employees, or directors

Outreach to Stockholders Has Resulted in Consistent Support for Redwood’s Executive Compensation Program.  Redwood’s outreach to stockholders regarding executive compensation has provided the opportunity during 2015 and over the past several years for review, discussion, and a detailed understanding of Redwood’s compensation philosophy and practices. These outreach efforts have generally been conducted through telephone conferences and in-person meetings between stockholders and representatives of Redwood, which have included certain NEOs, investor relations staff, and the Chair of the Committee, who is an independent member of the Board of Directors. The Committee believes that stockholder outreach provides a forum for receiving valuable feedback regarding their philosophy and views on executive compensation and particular compensation practices.

Over the past five years, since the inception of “Say-on-Pay” voting, Redwood’s stockholders have consistently supported annual non-binding resolutions to approve NEO compensation, with support of 98% of stockholder votes cast in 2015 and 92% of stockholder votes cast, on average, over the 2011 to 2015 five-year period. These Say-on-Pay voting results reflect strong support for Redwood’s approach to executive compensation and were factors considered by the Committee in deciding to maintain during 2015 the basic structure of Redwood’s performance-based compensation program for the CEO and the other NEOs that has consistently been in place over this five-year period. In accordance with annual Say-on-Pay voting at Redwood, the next Say-on-Pay proposal (following the 2016 annual stockholders’ meeting) will be submitted to stockholders for an advisory vote at the annual meeting of stockholders in 2017.

Focus on CEO Compensation ➝ Performance Correlation

➝ Impact of Key Performance Measures on 2015 Year-End Compensation Determinations.   Redwood’s 9.2% Adjusted-ROE for 2015, as well as Redwood’s negative TSR over 2015, were key metrics taken into account by the Committee in making 2015 year-end executive compensation determinations. The table below summarizes the Committee’s 2015 year-end compensation determinations with respect to Redwood’s CEO.

	Committee’s 2015 Year-End Determination	Impact on CEO (increase/ decrease)	Committee’s Comments
➝ Overall 2015 CEO Compensation
Total Compensation (as reported in the Summary Compensation Table)	Reduced annual bonus and long-term equity-based incentive award, resulting in 17% lower total compensation in 2015 compared to 2014		Redwood’s negative TSR over 2015 and other factors warranted a reduction in total compensation by 17% compared to 2014, despite 2015 Adjusted ROE modestly exceeding target
➝ Elements of 2015 CEO Compensation
2015 Performance-Based Annual Bonus	Decreased by 13% compared to 2014; Committee only awarded 50% of target for individual performance component		Various individual performance goals were not fully attained that would have contributed to stockholder value
2015 Year-End Long-Term Equity-Based Incentive Award	Reduced grant date value of award by 25% from grant date value of year-end award made in 2014		Negative TSR over 2015 warranted a reduction in value of 2015 year-end long-term equity-based award
➝ Elements of 2016 CEO Compensation
2016 Base Salary and Target Annual Bonus	Unchanged from 2015		2015 individual and company financial performance did not merit an increase to base salary or target annual bonus for 2016
➝ Value Realization: Performance-Based Vesting of PSUs Granted to CEO in 2012
Value Realization: Long-Term Equity Award — 2012 PSUs	Only 17% of the target amount of PSUs granted in December 2012 vested, based on 4.4% TSR over three-year vesting period ending in December 2015		Realized value of these PSUs at end of three-year performance period was 77% below original grant date value

Focus on CEO Compensation ➝ Performance Correlaton

➝ Pay-for-Performance Elements Comprised a Large Majority of 2015 Compensation.   Pay-for-performance elements of the CEO’s total compensation are based on Adjusted ROE and three-year TSR performance metrics, as measured through the end of each year. The Committee’s annual assessment of the CEO’s individual performance is also an element of the CEO’s total compensation. The Committee believes that delivering a significant portion of compensation in the form of long-term equity-based incentive awards fosters an alignment of interests with long-term Redwood stockholders consistent with the Committee’s pay-for-performance philosophy.

The chart below illustrates how total 2015 compensation of Redwood’s CEO, as reported in the Summary Compensation Table in this Proxy Statement, was allocated among the different elements that comprise Redwood’s compensation program; the chart is based on base salary, annual bonus and other benefits paid or provided in 2015, and the grant date value of long-term equity-based incentive awards granted in December 2015.

Elements of CEO Compensation — 2015

Performance Metric-Based Realization. 52% of the CEO's 2015 total compensation has been (or will be) realized, relative to target amounts, based on performance metrics.

- The company performance component of the CEO's 2015 annual bonus was realized based directly on Redwood's 2015 Adjusted ROE.
- Value realization for PSUs granted in December 2015 will be determined in December 2018 based on three-year TSR.

Individual Performance Component — Annual Bonus 4%
Other 1%
Company Performance Component – Annual Bonus 26%
Base Salary 17%
Performance Stock Units 26%
Deferred Stock Units 26%

Equity Value at Risk. 52% of the CEO's 2015 total compensation consisted of the grant date value of long-term equity-based incentive awards.

- These PSUs and DSUs were granted in December 2015 and represent value-at-risk during three- and four-year vesting/holding periods.

Focus on CEO Compensation ➝ Performance Correlation

➝ Significant Decrease in Value of 2012, 2013 and 2014 Long-Term Equity-Based Incentive Awards.  Under Redwood’s executive compensation program, at year-end in each of 2012, 2013, and 2014, Redwood’s CEO was granted long-term equity-based incentive awards in the form of both DSUs, which vest over a four-year mandatory holding period, and PSUs, which vest based on Redwood’s TSR over a three-year performance period. Over these three years, the grant date value of DSUs and PSUs awarded at year-end to the CEO represented, on average, more than 50% of his total annual compensation, based on target amounts.

With respect to Redwood’s CEO, the graphs below illustrate the value realized from the PSUs granted in December 2012 and the realizable value of the other outstanding/unvested DSUs and PSUs granted in 2012, 2013, and 2014 as if vesting and delivery had occurred on December 31, 2015. The CEO’s year-end 2015 long-term equity-based incentive awards were only recently granted in December 2015 and, therefore, the decrease in their realizable value is not illustrated below.

Realized/Realizable Value of CEO’s 2012 – 2014 Year-End Equity Awards

2012 Year-End Equity Awards	2013 Year-End Equity Awards	2014 Year-End Equity Awards
2012 PSUs vested at only 17% of target, with realized value 77% below grant date value.	2013 PSUs would vest at 0% of target, based on price of Redwood’s common stock at 12/31/2015.	2014 PSUs would vest at 0% of target, based on price of Redwood’s common stock at 12/31/2015.
Realizable value for 2012 DSUs would be 2% below grant date value, based on price of Redwood’s common stock at 12/31/2015.	Realized value for 2013 DSUs would be 19% below grant date value, based on price of Redwood’s common stock at 12/31/2015.	Realized value for 2014 DSUs would be 28% below grant date value, based on price of Redwood’s common stock at 12/31/2015.

Consistent with Redwood’s executive compensation philosophy and program design, as illustrated in the graphs above, during periods when stockholders experience negative TSR, the value that the CEO realizes or can expect to realize from long-term equity-based awards also declines, significantly reducing these compensation values compared to the grant date values previously reported in Redwood’s annual proxy statements.

End of Executive Summary of CD&A

Overall Compensation Philosophy and Objectives.

Redwood maintains a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with those of our long-term stockholders, and ensure that we can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating our executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support corporate performance without creating risks that are likely to have a material adverse effect on Redwood.

Our executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Foster long-term alignment of the interests of our executives and stockholders through ownership of Redwood stock by executives and by rewarding stockholder value creation.
•	Ensure that compensation opportunities are competitive.

During 2015, the Committee, with input and guidance from its independent compensation consultant, Frederic W. Cook & Co., Inc. (Cook & Co.), engaged in a comprehensive review of the structure of Redwood’s executive compensation program. This included a review of the elements of executive compensation, the mix of annual and long-term compensation, the peer group used for compensation benchmarking, the overall competitiveness of target levels of cash and equity-based compensation, and the mechanisms through which our pay-for-performance philosophy is implemented.

Redwood’s Business Model and Internal Management Structure.

Redwood is an internally-managed company that focuses on investing in mortgage- and other real estate-related assets and engaging in mortgage banking activities. Redwood seeks to invest in real estate-related assets that have the potential to generate attractive cash flow returns over time and to generate income through its mortgage banking activities. The nature of our business model and internal management structure are factors the Committee has taken into account in structuring our executive compensation program and determining the appropriate performance measures and goals used for performance-based compensation.

Elements of Compensation in 2015.

In 2015, cash compensation for Redwood’s NEOs included a base salary and a performance-based annual bonus. Annual bonuses for 2015 were primarily determined based on company financial performance, with individual performance a secondary determinant. For each NEO, a target annual bonus amount was established at the beginning of 2015 that would be earned if company financial performance met a Committee-established target and the NEO’s individual performance merited target-level payment. In particular, one portion of each NEO’s annual bonus is determined based on company financial performance (referred to in this CD&A as the company performance component of target bonus or company performance bonus), and the other portion of each NEO’s annual bonus is determined based on individual performance (referred to in this CD&A as the individual performance component of target bonus or individual performance bonus).

The Committee generally intends that the base salary and annual bonus target for each NEO be appropriate in comparison to a market-based median benchmark, after taking into account factors such as the NEO’s role and responsibilities, competitive factors, and internal equity. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside opportunity so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.

The market-based benchmarks used by the Committee during 2015 were determined with the assistance of the Committee’s independent compensation consultant, Cook & Co. The process included reviewing compensation practices of peer companies selected by the Committee (referred to in this CD&A as the peer group) as well as other market-based benchmark data provided to Cook & Co. by McLagan, a third party firm that is nationally recognized as qualified to provide such data. Further details regarding the peer group and benchmarking practices are provided on pages 31 – 33 of this Proxy Statement under the heading “Compensation Benchmarking for 2015.”

For 2015, the Committee set the company performance component of annual bonuses for the NEOs so that it would not be paid at above-target levels unless Redwood’s adjusted return-on-equity (Adjusted ROE) exceeded 8.75%. Adjusted ROE is a non-GAAP performance measure that is defined and described on pages 34 – 36 of this Proxy Statement under the heading “2015 Performance-Based Annual Bonus Compensation.”2 For Adjusted ROE performance above, at, or below the target level, it is the Committee’s intention that the compensation program results in company performance bonus compensation for NEOs that is appropriately above, at, or below the amount that would be earned at the target level of performance, as applicable.

With respect to long-term equity-based compensation, the Committee generally makes annual awards to NEOs in amounts, and subject to terms and vesting conditions, that provide an incentive to create long-term stockholder value and align the interests of NEOs with the interests of our long-term stockholders. These awards are intended to provide performance-based compensation opportunities at levels that will be effective in retaining valued and productive executives. The Committee has generally granted annual incentive awards to NEOs at levels that exceed the market-based benchmark median, determined in the same manner as described above. For 2015, the value of annual long-term equity-based compensation granted to NEOs was determined after taking into account the Committee’s philosophy that:

•	Competitive pressure on NEO compensation levels from higher-paying related market sectors should be addressed with long-term equity-based awards, which, when combined with annual target cash compensation amounts, are generally targeted to be in a median range of the peer group.
•	The terms and vesting conditions of long-term equity-based awards should result in realized compensation for NEOs that correlates with long-term stockholder value creation (through dividend distributions and share-price growth) over a minimum of three years.
•	The value of long-term equity-based awards should also take into account Redwood’s overall performance and each NEO’s individual performance.

NEOs are provided with other benefits that are also available to all eligible employees of Redwood on a substantially similar basis. These benefits, which are further described below on pages 44 – 44 within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s 401(k) Plan and Employee Stock Purchase Plan. In addition, NEOs may participate in Redwood’s Executive Deferred Compensation Plan and the NEOs are entitled to severance and change in control benefits in the circumstances described below on pages 44 – 45 within this CD&A under the heading “Severance and Change of Control Arrangements.”

Determination of Compensation for 2015

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. The process is dynamic and compensation levels are evaluated each year, with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As in prior years, during 2015 the Committee directly engaged and used the services of a nationally recognized compensation consultant, Cook & Co., to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. Cook & Co. reports directly to the Committee and acts as the Committee’s consultant regarding director and executive officer compensation-related matters. Cook & Co. is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with Cook & Co. In addition, the Committee conducted an assessment of the independence of Cook & Co. and concluded that no conflict of interest currently exists or existed in 2015 that would result in Cook & Co. not being able to provide advice to the Committee independently from management.

[2]	Adjusted ROE is a non-GAAP measure calculated and reconciled to ROE determined in accordance with GAAP in Annex A.

On an annual basis, Cook & Co. reviews the compensation program for our executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the program is aligned with Redwood’s compensation philosophy and externally competitive. Cook & Co. also provided the Committee with data regarding compensation practices among the peer group. The analysis covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives. Benefit and perquisite offerings at Redwood are also reviewed, as is total Redwood equity ownership by each NEO (and the value of that equity ownership at different share prices). Cook & Co.’s analysis assists the Committee in understanding the extent to which different elements of each NEO’s compensation are above or below benchmark market levels and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation. In addition, Cook & Co. assists the Committee in determining the form and structure of the executive compensation program.

As part of its process for making compensation determinations for NEOs at the end of 2015, the Committee considered the following:

•	Each NEO provided a self-assessment of their individual performance over the year;
•	Mr. Hughes provided the Committee with his recommendation with respect to the compensation of Mr. Nicholas;
•	Mr. Hughes and Mr. Nicholas made joint recommendations with respect to the compensation of all of the other NEOs; and
•	Cook & Co. provided directional recommendations regarding the elements of the compensation for each of the NEOs based on peer comparisons, other supplemental benchmarking data, and Redwood’s compensation philosophy.

Compensation Benchmarking for 2015

As in prior years, in 2015 the Committee asked Cook & Co. to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. Cook & Co.’s market pay analysis relied on publicly disclosed executive compensation data from the peer group, as well as supplemental data provided by McLagan. The supplemental data was obtained because not all of the peer group companies publicly disclose information for officers with responsibilities comparable to our NEOs. In addition, the supplemental data provided insight into executive compensation practices at competitors that are externally managed and, therefore, do not generally disclose comprehensive compensation data for their named executive officers, as well as private companies and divisions of larger public companies for which individual compensation data are not publicly disclosed. The supplemental data provided by McLagan was reviewed and analyzed by Cook & Co., who advised the Committee that the information could reasonably be relied upon for its intended purpose. Redwood also uses compensation-related data and consulting services, as well as limited insurance brokerage services, from McLagan and certain of its affiliates, including for benchmarking compensation for employees below the NEO level.

The Committee considers the use of market-based compensation analysis important for validating competitive positioning in attracting and retaining executive talent. Each year, as part of the competitive pay analysis, the Committee, after consultation with Cook & Co., designates a peer group. The peer group is intended to include companies with which we compete for business and/or executive talent, and is determined using a pre-defined process and objective industry and size criteria, as detailed below.

The Committee recognizes that the peer group does not include generally higher-paying externally-managed REITs, private equity firms, and hedge funds with which Redwood competes for executive talent. These organizations are not included because they have different business economics and pay models than Redwood, and because comprehensive compensation data for their executives are generally not publicly available.

The description below details the process and objective criteria used to select the 2015 peer group of companies used for compensation benchmarking.

Step 1:	Begin with a broad database consisting of publicly traded, U.S.-based companies that are internally managed (externally-managed companies generally have not disclosed comprehensive compensation data and are therefore excluded)

Step 2:	Identify REITs most similar to Redwood (i.e., direct peers), including:
•	Mortgage REITs, which are considered “direct peers” along with real estate development and financial services companies with a focus on the mortgage servicing and/or mortgage-related assets
•	Exclude all companies with market capitalization values outside of a 0.25 – 4.0x range versus Redwood

Step 3:	Identify other relevant business and labor-market competitors:
•	Financial services companies with both market capitalization value and net income in a 0.5 – 2.0x range versus Redwood
•	Remove bank holding companies and companies in the cash advance/pawn broker businesses, due to fundamental differences in the underlying business model

Step 4:	Select 15 to 25 companies for inclusion in the peer group:
•	Include all companies identified in Step 2
•	Include companies identified in Step 3 if they are: (1) included in the prior year’s peer group, or (2) commonly identified as a peer of Redwood’s most-direct peers (e.g., other mortgage REITs identified in Step 2)
•	Add additional companies identified in Step 3 to: (1) ensure that the peer group sample size is sufficient (i.e., 15 to 25 total companies) and (2) position Redwood closer to the median on key size measures, focusing primarily on market capitalization and net income and secondarily on revenue and total assets

Based on the above-described methodology, the peer group of companies designated by the Committee in 2015 for use in the competitive pay analysis prepared by Cook & Co. consisted of the following 21 companies: AllianceBernstein Holding L.P., Capstead Mortgage Corporation, Cohen & Steers, Inc., CYS Investments, Inc., Dynex Capital, Inc., Essent Group Ltd., Federated Investors, Inc., iStar Financial Inc., Janus Capital Group Inc., Ladder Capital Corp, Main Street Capital Corporation, MarketAxess Holdings Inc., MFA Financial, Inc., Nationstar Mortgage Holdings Inc., New York Mortgage Trust, Inc., NMI Holdings, Inc., Northstar Realty Finance Corporation, PennyMac Financial Services, Inc., RAIT Financial Trust, Stifel Financial Corp., and Walter Investment Management Corp.

The Committee reviews the peer group and selection process/criteria on an annual basis to confirm that they continue to reflect our relevant business and labor market competitors for whom comprehensive data are available. Accordingly, the companies included as peers may change from year to year as a result of updates to the selection process/criteria and changes in the real estate and capital markets. Three companies included in our 2014 peer group were removed for 2015 because they no longer satisfied the selection criteria (i.e., CBOE Holdings, Inc., Triangle Capital Corporation, and World Acceptance Corporation); a fourth company (Ocwen Financial Corporation) was removed because it has experienced significant financial instability, which has resulted in irregular compensation practices. Three companies not included in our 2014 peer group were added to the 2015 peer group. All three were previously identified as business competitors, but were excluded at that time due to the absence of comprehensive disclosure of executive compensation information, as a result of their recently having become public companies (i.e., Essent Group Ltd., Ladder Capital Corp, and NMI Holdings, Inc.); the fourth company added to the 2015 peer group (PennyMac Financial Services, Inc.) was previously identified as a business competitor in the 2014 peer group review, but was excluded at that time because it did not satisfy the defined size criteria for inclusion.

2015 Base Salaries

Base salary is a traditional element of executive compensation. The Committee establishes base salaries for NEOs after reviewing the market median for similar executives, as well as the experience, skills, and responsibilities of each NEO. Base salaries are reviewed annually, and the Committee may adjust salaries in connection with this review or at other times throughout the year.

In December 2014, the Committee determined, after consultation with Cook & Co., that 2015 NEO base salaries would be as follows:

•	The 2015 base salary for Mr. Hughes, Redwood’s CEO, was increased to $750,000 from $725,000.
•	The 2015 base salary for Mr. Nicholas, Redwood’s President, was increased to $600,000 from $575,000.
•	The 2015 base salary for Mr. Abate, Redwood’s Chief Financial Officer, was increased to $425,000 from $400,000.
•	The 2015 base salary for Mr. Matera, Redwood’s Chief Investment Officer during 2015, remained at its year-end 2014 level of $500,000.
•	The 2015 base salary for Mr. Stone, Redwood’s General Counsel, remained at its year-end 2014 level of $375,000.

2015 Performance-Based Annual Bonus Compensation

Redwood’s compensation program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance, including each NEO’s contribution to Redwood’s performance. As illustrated in the graph below, there has been significant variability in the level of performance-based annual bonuses paid to Redwood’s NEOs over the last five years, as Redwood’s financial performance varied over the same period.

NEOs’ Aggregate Performance-Based Annual Bonuses v. Redwood’s Adjusted ROE

In order to align the interests of Redwood’s NEOs with the interests of its long-term stockholders, the Committee determined prior to the end of the first quarter of 2015, after consultation with Cook & Co., that 2015 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of company financial performance; and
•	25% on the achievement of pre-established individual goals.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on company financial performance, while also providing incentives for achievement of individual goals that the Committee believes are in the interests of Redwood and its stockholders, but in some cases may be difficult to quantitatively link to company financial performance. For 2015, the individual performance component of annual bonuses could be earned up to 200% of the target amount depending on the Committee’s assessment of individual performance, subject to adjustment at the discretion of the Committee.

During the first quarter of 2015, after a review of our compensation program, and following consultation with Cook & Co., the Committee determined to continue to use in 2015 the same financial metric to underlie the company performance bonus that was used in 2014 and prior years. As noted above, the company performance bonus is based on Adjusted ROE. Adjusted ROE is a non-GAAP financial performance measure that reflects GAAP earnings on average equity capital adjusted to exclude certain unrealized mark-to-market gains and losses from equity. The Committee believes that Adjusted ROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in real estate-related assets and mortgage banking activities, and it is a performance metric that, over the long-term, is correlated with long-term stockholder returns. Adjusted ROE is reconciled to ROE determined in accordance with GAAP in Annex A to this Proxy Statement.

For 2015, the Committee (in consultation with, and taking into account input from, management, Cook & Co., and the Board of Directors) reviewed the process used in determining the company performance component of annual bonuses for executive officers. The Committee decided to continue its practice of using a financial performance target determined at the beginning of each year based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2014, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in real-estate related loans and debt instruments. Returns that Redwood can earn on new real-estate related loans and debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of loans and debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate. The decision to use a target based on a risk-free interest rate plus an incremental premium was also premised on the fact that management believes that investors focused on investing in companies like Redwood also compare return on equity to risk-free rates of return in evaluating Redwood’s financial performance.

The Committee believes that setting an Adjusted ROE performance target at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive financial performance for Redwood (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing Redwood to inappropriate risk. If risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same financial performance in a lower interest environment would necessitate taking greater investment or other risks. Conversely, if risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same financial performance in a higher interest rate environment might only require lower risk, lower yielding investments. Overall, the Committee believes that the use of a performance target that varies from year to year provides the ability to adjust compensation incentives in a manner consistent with Redwood’s business model.

Following the review of the process for determining company performance bonuses, and after consultation with Cook & Co., the Committee determined that (i) the risk-free interest rate for this purpose should be 1.50%, which represented the average interest rate during the prior two calendar years on five-year U.S. Treasury obligations (after rounding up to the nearest 0.25%), with the five-year risk-free interest rate being used because it generally corresponds to the weighted average duration of investments historically made by Redwood, and (ii) with respect to 2015 company performance bonuses for NEOs: no bonuses would be earned if Adjusted ROE was 4.75% or less; bonuses below or at the target bonus amounts would be earned if Adjusted ROE was between 4.75% and 8.75%; and bonuses in excess of the target bonus amounts would not be earned unless Adjusted ROE was more than 8.75%.

The use of an initial performance threshold of greater than 4.75% Adjusted ROE for the payment of any portion of target company performance bonuses represents a determination by the Committee that financial performance below that threshold is not above the risk-free interest rate by a significant enough margin to merit payment of any portion of this component of annual bonuses. The payment of target company performance bonuses or a portion of target company performance bonuses for Adjusted ROE in the range between 4.75% and 8.75% reflects the determination by the Committee that financial performance within this range merits target or below-target payment of company performance bonuses as Adjusted ROE increases above the initial performance threshold, but does not provide for above-target company performance bonuses to be paid unless Adjusted ROE exceeds 8.75%. The use of a performance threshold for above-target company performance bonuses of 8.75% Adjusted ROE for 2015 represents a determination by the Committee that the minimum level of Adjusted ROE necessary for the payment of any above-target company performance bonus should be consistent with the level of financial performance required in order for 2015 net income to approximate the aggregate dividend distributions anticipated to be made to stockholders in respect of 2015.

The Committee also determined that for Adjusted ROE in excess of 8.75%, subject to the maximum total bonus for each NEO noted below, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%.

In December 2014, the Committee determined, after discussion with Cook & Co., that the target bonus percentages (which are percentages of base salary) for 2015 for Mr. Hughes and Mr. Nicholas would remain the same as they were for 2014, the target bonus percentage for Mr. Abate would be increased from 100% for 2014 to 115% for 2015, the target bonus percentage for Mr. Matera would be increased from 135% for 2014 to 140% for 2015, and the target bonus percentage for Mr. Stone would be increased from 100% for 2014 to 110% for 2015. The increases for Mr. Abate, Mr. Matera, and Mr. Stone were made after a review of the market-based benchmarks for their positions and consideration of competitive factors and their roles, experience, and performance at Redwood.

The table below sets forth the 2015 target annual bonuses that were established for each NEO.

NEO	2015 Base Salary (per annum)	2015 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2015 Target Annual Bonus ($)	Individual Performance Component of 2015 Target Annual Bonus ($)	Total 2015 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$750,000	175%	$984,375	$328,125	$1,312,500
Mr. Nicholas, President	$600,000	165%	$742,500	$247,500	$990,000
Mr. Abate, Chief Financial Officer	$425,000	115%	$366,563	$122,188	$488,750
Mr. Matera, Chief Investment Officer	$500,000	140%	$525,000	$175,000	$700,000
Mr. Stone, General Counsel	$375,000	110%	$309,375	$103,125	$412,500

The Committee also determined prior to the end of the first quarter of 2015 that individual performance in 2015 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2015 — Individual Performance Component of 2015 Annual Bonuses.” As in past years, during 2015 these individual factors and goals were subject to adjustment when circumstances warranted, at the discretion of the Committee.

The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2015 would continue to be $5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs. These maximum amounts were determined after consultation with Cook & Co., and were considered appropriate based on each NEO’s position, responsibilities, required level of performance to reach the maximum, and competitive considerations.

Form of Payment of 2015 Performance-Based Annual Bonuses

At its meeting in March 2015, the Committee decided, after consultation with Cook & Co., to continue an existing practice that if the performance-based annual bonuses earned by NEOs for 2015 exceeded two times the 2015 target annual bonus designated for that NEO, the excess portion would not be paid fully in cash, but would instead be paid 50% in cash and 50% in in the form of vested DSUs with a mandatory three-year holding period. Under this formula, as an NEO’s annual bonus increases above two times target, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of NEOs’ annual bonuses in our future financial performance, which the Committee believes supports the alignment of executive and stockholder interests. In 2015, company performance exceeded target by only a small margin. As a result, this practice and formula did not apply in 2015.

Performance-Based Annual Bonuses Earned for 2015

Annual performance-based bonuses earned by NEOs for 2015 consisted of both a company performance component and an individual performance component. A further discussion of each of these components is set forth below.

Company Performance Component of 2015 Annual Bonuses.  Redwood’s Adjusted ROE for 2015 was 9.2%. Accordingly, each NEO earned a company performance component of annual bonus that was above that NEO’s target amount, as set forth in the table below.

NEO	Company Performance Component of 2015 Target Annual Bonus ($)	% of Company Performance Component Earned	2015 Company Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$984,375	116%	$1,139,454
Mr. Nicholas, President	$742,500	116%	$859,474
Mr. Abate, Chief Financial Officer	$366,563	116%	$424,311
Mr. Matera, Chief Investment Officer	$525,000	116%	$607,709
Mr. Stone, General Counsel	$309,375	116%	$358,114

Individual Performance Component of 2015 Annual Bonuses.  For 2015, the individual performance components of annual bonuses were determined after a review of each NEO’s individual achievements and contributions to the collective achievements of the senior management team, as well as competitive considerations. The Committee’s review of individual performance included a review of each NEO’s self-assessment, the assessment by Mr. Hughes of Mr. Nicholas, the joint assessment by Mr. Hughes and Mr. Nicholas of the other NEOs, and input from Cook & Co. Among other factors, the Committee considered each NEO’s contribution to the achievement of the company-wide goals noted below in assessing each NEO’s individual performance for 2015. With respect to each of these goals, the Committee took into account various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive qualitative review.

Goal:  Continue to strengthen and grow Redwood’s residential mortgage banking activities by increasing the volume and enhancing the execution of Redwood’s core loan acquisition and distribution channels, evaluating and establishing new channels, and maintaining the strength and quality of the Sequoia brand — the Committee evaluated achievement of this goal in the context of various factors, including that during 2015 Redwood: acquired approximately $5.1 billion of jumbo residential mortgage loans; sold approximately $2.5 billion of jumbo residential mortgage loans to third-party purchasers as a best-execution alternative to the securitization of those loans; executed four private-sector securitizations of jumbo residential mortgage loans (with an aggregate amount of loans securitized during 2015 of approximately $1.4 billion), while maintaining a strong reputation and brand for the Sequoia securitization platform; achieved overall targeted profit margins of 25 to 50 basis points on the acquisition and sale or securitization of jumbo residential mortgage loans; and advanced a key business initiative with the Federal Home Loan Bank of Chicago relating to the acquisition of jumbo residential mortgage loans. Despite these achievements, market conditions and Redwood’s operating performance resulted in disappointing growth and profitability during 2015 relating to Redwood’s conforming residential mortgage banking activity (and, in January 2016, Redwood announced that it would discontinue the acquisition and aggregation of conforming loans for resale to Fannie Mac and Freddie Mac), which the Committee took into account in awarding below-target individual performance bonus amounts to the NEOs with direct responsibility for Redwood’s residential mortgage banking business.

Goal:  Continue to generate strong contribution margins and net revenue from Redwood’s residential investments segment, while maintaining budgeted segment operating expenses, prudently managing portfolio risk and protecting book value — the Committee evaluated achievement of this goal in the context of various factors, including that during 2015 Redwood: significantly expanded a key business initiative relating to a subsidiary of Redwood increasing its borrowing capacity with the Federal Home Loan Bank of Chicago; increased its portfolio of held-for-investment residential mortgage loans to $1.8 billion; and experienced strong risk-adjusted returns from its residential investments segment.

Goal:  Implement strategic plans to grow Redwood’s commercial mortgage banking activities by diversifying its lending platform, increasing staffing and financing capacity, and evaluating and developing additional means of broadening the platform’s business plan and capabilities — the Committee evaluated achievement of this goal in the context of various factors, including that during 2015 Redwood: explored strategic alternatives to facilitate the expansion of investments in commercial loans, including investments in new loan products and increased long-term portfolio holdings of commercial loans; originated approximately $618 million of senior commercial mortgage loans and sold those loans to a variety of counterparties that securitize these types of commercial mortgage loans; originated approximately $22 million of mezzanine and subordinate commercial real estate loans to retain as portfolio investments; and experienced no credit losses on Redwood’s portfolio of mezzanine and subordinate loans. Despite these achievements, market conditions and Redwood’s operating performance resulted in disappointing growth and profitability during 2015 relating to Redwood’s commercial mortgage banking activity (and, in February 2016, Redwood announced that it would discontinue commercial loan originations), which the Committee took into account in awarding below-target individual performance bonus amounts to the NEOs with direct responsibility for Redwood’s commercial mortgage banking business.

Goal:  Continue to optimize the efficiency of operational functions with a focus on corporate operating expenses, promoting a stable technology environment and continued diligence regarding enterprise-wide risk management; maintain a disciplined, consistent, and integrated corporate culture across company locations based on a strong role for human resources and internal talent development — the Committee evaluated achievement of this goal in the context of various factors, including that during 2015 Redwood: maintained expense discipline by managing to its 2015 operating budget; enhanced its executive talent development program and succession planning, focusing on key executives and operating managers as well as other corporate roles; continued to refine operational risk management and oversight functions, with an emphasis on privacy and cybersecurity; launched an online platform to facilitate employee training, certification, and reporting requirements; and maintained effective interaction among officers and employees among its three primary office locations.

Based on its review, the Committee determined the individual performance component of annual bonuses for each NEO for 2015, as set forth in the table below.

NEO	Individual Performance Component of 2015 Target Annual Bonus ($)	% of Individual Performance Component Earned	2015 Individual Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$328,125	50%	$164,063
Mr. Nicholas, President	$247,500	50%	$123,750
Mr. Abate, Chief Financial Officer	$122,188	100%	$122,188
Mr. Matera, Chief Investment Officer	$175,000	50%	$87,500
Mr. Stone, General Counsel	$103,125	100%	$103,125

2015 Long-Term Equity-Based Incentive Awards

Equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to our management, growth, and profitability are eligible to receive long-term equity-based awards. The Committee, in consultation with Cook & Co., oversees the issuance of those awards to NEOs. The Committee determines the types and sizes of awards granted based upon a number of factors, including the NEO’s position, responsibilities, total compensation level, individual and company financial performance, competitive factors, and market-based benchmarks. The Committee also takes into consideration each NEO’s past awards and outstanding awards.

The Committee’s normal practice is to make long-term equity-based awards to the NEOs at the regularly scheduled fourth quarter meeting of the Committee, which for 2015 occurred on December 16, 2015. The date of this meeting was determined more than six months in advance as part of the normal scheduling process for the Committee. On December 16, 2015, the Committee made 2015 year-end long-term equity-based awards to NEOs in two forms: DSUs and PSUs, the key terms of which are summarized below.

•	The DSUs granted on December 16, 2015 will vest over four years, with 25% vesting on January 31, 2017, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2017), with full vesting occurring on December 15, 2019. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients not later than December 31, 2019, unless electively deferred under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined as a targeted dollar amount, divided by the closing price of Redwood’s common stock on the grant date.
•	The PSUs granted on December 16, 2015 are performance-based equity awards that provide for vesting of 0% to 200% of the target number of PSUs granted based on Redwood’s 3-year TSR performance, with the target number of PSUs granted adjusted to reflect the value of any dividends declared on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 15, 2018) based on three-year cumulative TSR, as follows:

3-Year TSR	Percentage of Vesting*
≤0%	0%
0 – 25%	0 – 100%
25 – 125%	100 – 200%
≥125%	200%

*

If TSR is between 0% and 25%, or 25% and 125%, then between 0% and 100%, or between 100% and 200%, respectively, of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages

Under the terms of the PSUs, (i) “three-year cumulative TSR” is defined as the percentage by which the Per Share Price (defined below) as of the end of the three year performance period, which is December 15, 2018, has increased or decreased relative to the $13.34 Per Share Price as of the December 16, 2015 grant date, adjusted to include the impact that would be realized if all cash dividends paid on a share of Redwood common stock during such three-year period were reinvested in Redwood common stock on the applicable dividend payment dates, and (ii) “Per Share Price” is defined as the average of the closing prices of a share of Redwood common stock on the NYSE during the prior 40 consecutive trading days. The TSR performance thresholds for determining whether 0%, 100%, or 200% (or another percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Committee based on its belief that a 25% cumulative TSR over three years represents an attractive return for investors, with the minimum and maximum vesting thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the three-year performance period.

Vested shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2018, unless electively deferred. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs.

•	At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates.
•	After the vesting of these PSUs in December 2018 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend.

The terms of the DSUs and PSUs granted on December 16, 2015 are established under a deferred stock unit award agreement or performance stock unit award agreement, as applicable, and Redwood’s 2014 Incentive Plan. These terms include provisions relating to dividend equivalent rights, forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control. The terms of the DSUs granted on December 16, 2015 are generally consistent with the terms of the DSUs awarded to NEOs in December 2014. The structure and terms of the PSU awards and the performance-based vesting terms have been consistent since the Committee began awarding PSUs in 2010, demonstrating a commitment to shareholders to incentivize long-term absolute goals.

The number and grant date fair value of DSUs and PSUs comprising the 2015 long-term equity-based awards granted to each NEO are set forth in the table below:

	Deferred Stock Units (“DSUs”)[1]		Performance Stock Units (“PSUs”)[1]
NEO	#	Aggregate Grant Date Fair Value(2)	#	Aggregate Grant Date Fair Value(2)
Mr. Hughes, Chief Executive Officer	86,405	$1,125,000	118,921	$1,125,000
Mr. Nicholas, President	61,443	$800,000	84,566	$800,000
Mr. Abate, Chief Financial Officer	42,242	$550,000	58,139	$550,000
Mr. Matera, Chief Investment Officer	42,242	$550,000	58,139	$550,000
Mr. Stone, General Counsel	26,881	$350,000	36,997	$350,000

(1)	The value of dividend equivalent rights associated with DSUs and the value of any increase in the target number of PSUs to reflect dividends paid during the performance period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the performance period are not considered part of the compensation or other amounts reported above in the table of non-employee director compensation under “Director Compensation,” reported below in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”
(2)	Determined at the time the grant was made (December 16, 2015) in accordance with FASB Accounting Standards Codification Topic 718.

Mandatory Holding Periods for Long-Term Equity-Based Incentive Awards

All long-term equity-based incentive awards granted to NEOs during 2015 are subject to a mandatory holding period, as described below.

DSUs Granted in December 2015.  The DSUs granted to NEOs in December 2015 have the four-year vesting schedule described above on pages 39 – 41 under the heading “2015 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, while continuouly employed the NEOs are subject to a mandatory four-year holding period with respect to these DSU awards, with the result that these DSU awards are not scheduled to be distributed to recipients in shares of Redwood common stock until December 20, 2019.

PSUs Granted in December 2015.  The PSUs granted to NEOs in December 2015 have the three-year cliff vesting schedule described above on pages 39 – 41 of this Proxy Statement under the heading “2015 Long-Term Equity-Based Incentive Awards.” For NEOs receiving these awards, while continuously employed, if any of these PSUs vest, they are not scheduled to be distributed to recipients in shares of Redwood common stock until December 19, 2018.

Mandatory Executive Stock Ownership Requirements

As described on page 7 of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee maintains mandatory stock ownership requirements with respect to Redwood’s executive officers, which the Committee believes foster long-term alignment between executives and our stockholders. The Committee conducts a review of the executive stock ownership requirements each year.

Mandatory Executive Stock Ownership Requirements

•	Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;
•	Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher requirement or when a salary increase results in a higher requirement (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);
•	All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and
•	For purposes of determining compliance, the original purchase or acquisition price is used as the value of shares held.

The chart below illustrates, as of the date of this Proxy Statement, that all of Redwood’s executive officers were in compliance with these requirements.

Compliance with Executive Stock Ownership Requirements

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares Held by Executive Officers, Employees and Directors

Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of securities issued by Redwood, may not use margin accounts to hold Redwood securities, may not pledge securities issued by Redwood as collateral, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood (including short sales or transactions in puts, calls, or other derivative securities), each of which the Committee believes would be inconsistent with the purposes and intent of the executive stock ownership requirements.

Compensation Determinations Relating to 2016

In accordance with its normal practice, at its meeting in December 2015, the Committee made certain decisions relating to NEOs’ 2016 base salaries and 2016 targets for performance-based annual bonuses, as further described below. The Committee retains the discretion to make adjustments to these decisions prior to its annual year-end review in December 2016, although it does not currently contemplate any such adjustments during 2016.

2016 Base Salaries.  In accordance with its above-described policy and practice relating to establishing base salaries (see discussion above under the heading “2015 Base Salaries” on pages 33 – 33), the Committee reviewed the base salaries of the NEOs for 2016. Effective as of January 1, 2016, the only NEO base salary that was changed from the 2015 year-end level was Mr. Abate’s, which was increased to $475,000.

2016 Targets for Performance-Based Annual Bonuses.  In accordance with its above-described policy and practice relating to establishing target annual bonuses (see discussion above under the heading “2015 Performance-Based Annual Bonus Compensation” on pages 34 – 36), the Committee determined a 2016 target annual bonus for each NEO and determined that 2016 target annual bonuses for the NEOs would continue to be weighted 75% based on company financial performance (i.e., Adjusted ROE) and 25% based on individual performance.

The table below sets forth the 2016 target annual bonuses for each NEO. The only NEO provided a target annual bonus increase for 2016 was Mr. Abate, whose percent-of-salary target bonus was increased from 115% for 2015 to 140% for 2016.

NEO	2016 Base Salary	2016 Target Annual Bonus (%)	Change from 2015 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2016 Target Annual Bonus ($)	Individual Performance Component of 2016 Target Annual Bonus ($)	Total 2016 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$750,000	175%	0%	$984,375	$328,125	$1,312,500
Mr. Nicholas, President	$600,000	165%	0%	$742,500	$247,500	$990,000
Mr. Abate, Chief Financial Officer	$475,000	140%	22%	$498,750	$166,250	$665,000
Mr. Matera, Chief Investment Officer	$500,000	140%	0%	$525,000	$175,000	$700,000
Mr. Stone, General Counsel	$375,000	110%	0%	$309,375	$103,125	$412,500

(1)	Amounts set forth in the table under “Change from 2015 Target Annual Bonus Percentage (%)” reflect the increase, if any, in the 2016 Target Annual Bonus (%) from the 2015 Target Annual Bonus (%) in effect for each NEO at the end of 2015.

The Committee also determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) for 2016 will be $5 million for each of Mr. Hughes and Mr. Nicholas, and $3 million for each of the other NEOs. In addition, the Committee determined to continue in 2016 its existing practice relating to the form of payment of annual bonuses to NEOs. Accordingly, with respect to any annual bonus paid to an NEO for 2016 that exceeds an amount equal to two times the target annual bonus designated for that NEO for 2016, that excess amount would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Deferred Compensation

Under Redwood’s Executive Deferred Compensation Plan, NEOs (and other eligible officers of Redwood) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on DSUs and vested PSUs and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted under Redwood’s 2014 Incentive Plan are deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the participant in the Plan at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the participant’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon deferral elections. Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS. As an example, for December 2015, 120% of the long-term applicable federal rate was 3.13% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts on the deferral date. The ability of participants to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for use to Redwood at a cost that is generally below its normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) Plan (discussed below) are limited to 6% of base salary. Participants are fully vested in all prior and all new matching payments after six years of employment. Redwood believes the Executive Deferred Compensation Plan provides a vehicle for executive officers and other participants to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan

We offer all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of our common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31 st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment.

401(k) Plan and Other Matching Contributions

We offer a tax-qualified 401(k) Plan to all employees (including NEOs) for retirement savings. Under this Plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2015, was $18,000 for those under 50 years of age and $24,000 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, we also provide a matching contribution of 50% of employees’ 401(k) Plan contributions, provided that matching contributions to the 401(k) Plan are limited to the lesser of 4% of an employee’s cash compensation or, in 2015, $9,000. Employees are fully vested in all prior and all new matching contributions after six years of employment.

As noted above, total matching payments made to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) Plan) are limited to 6% of base salary.

Other Benefits

We currently provide all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. These plans are available to all eligible employees on a substantially similar basis. During 2015, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

Severance and Change of Control Arrangements

Redwood’s NEOs have entered into employment agreements with Redwood, which provide for severance payments and vesting of equity-related awards in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of equity-related awards in the event of the executive’s death or disability.

In the event of a “change of control,” these agreements provide for vesting of equity-related awards only after a “double trigger” due to the fact that no awards would vest unless the executive is terminated without “cause,” terminates his employment with “good reason,” or the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

The various levels of post-termination benefits for each of the NEOs were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of the executive severance and change of control arrangements that were in place during 2015 are described in more detail below under “Potential Payments upon Termination or Change of Control.”

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  Redwood does not have any employment agreements in place with any executive (or any other employee) that provide for an excise tax gross-up, whether under Section 280G of the Internal Revenue Code of 1986, as amended (the Code) or otherwise. The Committee does not intend to offer excise tax gross-up provisions in any future employment agreements.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by Redwood of annual compensation in excess of $1,000,000 paid to Redwood’s chief executive officer and Redwood’s three other most highly compensated executive officers employed at the end of the year other than the chief financial officer. However, certain performance-based compensation that is paid pursuant to a compensation plan that has been approved by stockholders (such as Redwood’s 2014 Incentive Plan) is excluded from the $1,000,000 limit if, among other requirements, the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation levels and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor to be considered, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to executive officers that are not fully tax deductible to Redwood because, for example, these compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the compensation amounts not being fully deductible is not significant enough to Redwood (including, among other factors, as a result of its structure as a REIT) to outweigh these other factors.

Clawback Policy with Respect to Bonus and Incentive Compensation

Redwood continues to maintain a “clawback” policy with respect to bonus, equity, and other incentive payments made to executive officers whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to those executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Karen R. Pallotta
Jeffrey T. Pero

Executive Compensation Tables

Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2015, 2014, and 2013, as applicable. Titles shown in the table are those held by the NEOs on December 31, 2015.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)		Total
Marty Hughes, Chief Executive Officer	2015	$750,000	$2,249,986	—	$1,303,517	$45,000	(4)	$4,348,503
	2014	$725,000	$2,999,976	—	$1,500,398	$43,500	(4)	$5,268,874
	2013	$700,000	$3,062,475	—	$3,012,478	$42,000	(4)	$6,816,953
Brett D. Nicholas, President	2015	$600,000	$1,599,982	—	$983,224	$36,000	(5)	$3,219,206
	2014	$575,000	$1,999,995	—	$1,121,973	$34,500	(5)	$3,731,468
	2013	$575,000	$2,022,425	—	$2,262,432	$34,500	(5)	$4,894,357
Christopher J. Abate, Chief Financial Officer	2015	$425,000	$1,099,986	—	$546,499	$25,500		$2,096,985
	2014	$400,000	$999,980	—	$453,032	$24,000		$1,877,012
	2013	$350,000	$810,699	—	$860,708	$21,000		$2,042,407
Fred J. Matera, Chief Investment Officer	2015	$500,000	$1,099,986	—	$695,209	$9,000		$2,304,195
	2014	$500,000	$1,349,984	—	$764,492	$8,750		$2,623,226
	2013	$500,000	$1,286,964	—	$1,536,978	$8,750		$3,332,692
Andrew P. Stone, General Counsel	2015	$375,000	$699,982	—	$461,239	$22,500		$1,558,721
	2014	$375,000	$699,977	—	$424,718	$22,150		$1,521,845
	2013	$350,000	$760,699	—	$860,708	$21,000		$1,992,407

(1)	Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 26, 2016. For 2015, our NEOs received grants of deferred stock units and performance stock units on December 16, 2015. These deferred stock units and performance stock units were granted with the grant date fair values of $13.02, and $9.46 per unit, respectively. For additional detail regarding vesting of performance stock units, see the “Grants of Plan-Based Awards” table below.
(2)	These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year).
(3)	Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan.
(4)	Includes matching contributions to our Executive Deferred Compensation Plan in the amounts of $36,000, $34,750, and $33,250, for 2015, 2014, and 2013, respectively.
(5)	Includes matching contributions to our Executive Deferred Compensation Plan in the amounts of $27,000, $25,750, and $25,750 for 2015, 2014, and 2013, respectively.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to the NEOs in 2015 under Redwood’s performance-based bonus compensation plan, as well as actual equity-related grants made in 2015 under Redwood’s Incentive Plan. Actual bonus payouts for performance in 2015 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2015 Performance-Based Annual Bonus Compensation,” 2015 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. For 2015, annual bonuses were subject to an overall maximum of $5 million for Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs.

Name	Type of Award(1)	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(4)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
				Threshold	Target	Maximum	Threshold	Target(5)	Maximum(6)
Marty Hughes	—	—		—	$1,312,500	$3,812,500	—	—	89,962	—	—
	DSU	12/16/2015	(2)	—	—	—	—	—	—	86,405	$1,124,993
	PSU	12/16/2015	(3)	—	—	—	—	118,921	237,842	—	$1,124,993
Brett D. Nicholas	—	—		—	$990,000	$3,490,000	—	—	114,394	—	—
	DSU	12/16/2015	(2)	—	—	—	—	—	—	61,443	$799,988
	PSU	12/16/2015	(3)	—	—	—	—	84,566	169,132	—	$799,994
Christopher J. Abate	—	—		—	$488,750	$1,488,750	—	—	38,731	—	—
	DSU	12/16/2015	(2)	—	—	—	—	—	—	42,242	$549,991
	PSU	12/16/2015	(3)	—	—	—	—	58,139	116,278	—	$549,995
Fred J. Matera	—	—		—	$700,000	$1,700,000	—	—	22,727	—	—
	DSU	12/16/2015	(2)	—	—	—	—	—	—	42,242	$549,991
	PSU	12/16/2015	(3)	—	—	—	—	58,139	116,278	—	$549,995
Andrew P. Stone	—	—		—	$412,500	$1,412,500	—	—	44,508	—	—
	DSU	12/16/2015	(2)	—	—	—	—	—	—	26,881	$349,991
	PSU	12/16/2015	(3)	—	—	—	—	36,997	73,994	—	$349,992

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.
(2)	All NEOs received one half of their 2015 annual long-term incentive grant in the form of deferred stock units on December 16, 2015 with a grant date fair value of $13.02 per share, subject to a four year vesting schedule (fully vesting on December 15, 2019). The grants are deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date of December 20, 2019, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.
(3)	All NEOs received one half of their 2015 annual long-term incentive grant in the form of a target number of performance stock units on December 16, 2015, subject to a three year performance vesting period ending on December 15, 2018. The number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting are contingent upon Redwood’s total stockholder return (TSR) during the performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of PSUs granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%

(4)	The amounts reported in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive cash award opportunity for each of the NEOs under the Company’s performance-based annual bonus program which could be earned based upon the Company’s Adjusted ROE for 2015. Please also see “Executive Compensation — Compensation Discussion and Analysis — 2015 Performance-Based Annual Bonus Compensation” starting on page 34 for a more complete description of the Company’s performance-based annual bonus program. Actual amounts awarded to our NEOs for fiscal year 2015 are reflected in the “Summary Compensation” table on page 46.
(5)	Represents the target number of shares to be awarded upon the contingent vesting of PSUs as discussed above in Note 3.
(6)	Represents the portion of 2015 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Nicholas and $2 million for each of the other NEOs). The number of deferred stock units was calculated using a common stock price of $13.20 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2015). For PSUs, represents the maximum number of shares that could contingently vest, as discussed above in Note 3, subject to adjustment of the target number of PSUs granted to reflect the value of any dividends paid on Redwood common stock during the vesting period.
(7)	These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the grant date. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 26, 2016.

Outstanding Equity Awards at Fiscal Year-End

In 2013, 2014, and 2015, annual grants were made in the form of deferred stock units and performance stock units, which are both reflected in the table below. Deferred stock units are included as unvested stock units in the table below whereas performance stock units are reflected as being unearned as of December 31, 2015. In addition, certain equity awards granted prior to 2012 that remain outstanding are also reflected in the table below.

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2015.

	Option Awards(1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(5)
Marty Hughes	—	—	—	227,750	$3,006,300	307,077	$4,053,416
Brett D. Nicholas	—	—	—	155,645	$2,054,514	207,655	$2,741,046
Christopher J. Abate	—	—	—	86,393	$1,140,388	114,397	$1,510,040
Fred J. Matera	—	—	—	100,082	$1,321,082	138,405	$1,826,946
Andrew P. Stone	—	—	—	58,236	$768,715	81,487	$1,075,628

(1)	Redwood does not currently award stock options.
(2)	Represents unvested deferred stock units as of December 31, 2015. The table below shows the vesting schedule for unvested deferred stock units as of December 31, 2015. Deferred stock units are time-vested and generally vest 25% after the first year, and 6.25% every quarter thereafter. Deferred stock unit awards relating to the schedule below were granted from December 2011 through December 2015.

Total DSUs Scheduled to Vest On:	Marty Hughes	Brett D. Nicholas	Christopher J. Abate	Fred J. Matera	Andrew P. Stone
01/01/2016	15,260	10,522	4,101	4,922	2,751
01/31/2016	18,872	12,581	6,290	8,492	4,403
04/01/2016	13,225	8,832	4,487	5,203	2,854
07/01/2016	13,225	8,833	4,487	5,203	2,854
10/01/2016	13,225	8,833	4,487	5,203	2,854
12/19/2016	4,364	3,036	759	1,423	759
01/01/2017	8,861	5,797	2,650	3,780	2,095
01/31/2017	21,601	15,360	10,561	10,561	6,721
04/01/2017	14,262	9,638	5,291	6,421	3,775
07/01/2017	14,261	9,637	5,290	6,420	3,775
10/01/2017	14,261	9,637	5,290	6,420	3,775
12/20/2017	4,142	2,651	1,077	1,657	994
01/01/2018	10,118	6,987	4,213	4,763	2,781
04/01/2018	10,119	6,986	4,213	4,763	2,781
07/01/2018	10,118	6,986	4,213	4,763	2,781
10/01/2018	10,118	6,986	4,213	4,763	2,781
12/19/2018	4,718	3,146	1,573	2,123	1,101
01/01/2019	5,400	3,841	2,640	2,640	1,680
04/01/2019	5,401	3,840	2,640	2,640	1,680
07/01/2019	5,401	3,840	2,640	2,640	1,680
10/01/2019	5,400	3,840	2,640	2,640	1,680
12/15/2019	5,400	3,840	2,640	2,640	1,680
Total	227,750	155,645	86,393	100,082	58,236
(3)	Assumes a common stock value of $13.20 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2015).
(4)	Represents unearned performance stock units as of December 31, 2015. The unearned performance stock units are shown based on the target number of award shares. The table below shows the vesting schedule for unearned performance stock units as of December 31, 2015 based on the target number of award shares. Performance stock units are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% based on total shareholder return over the three-year performance period. Performance stock units are granted annually and vest, if at all, at the end of the three-year performance period. The performance stock unit awards relating to the schedule below were granted from December 2013 through December 2015.

Total PSUs Scheduled to Vest On:	Marty Hughes	Brett D. Nicholas	Christopher J. Abate	Fred J. Matera	Andrew P. Stone
12/09/2016	88,090	56,378	22,903	35,236	21,142
12/20/2017	100,066	66,711	33,355	45,030	23,348
12/15/2018	118,921	84,566	58,139	58,139	36,997
Total	307,077	207,655	114,397	138,405	81,847

Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.

(5)	Represents the target number of award shares multiplied by a value per share of $13.20 (the closing price of Redwood common stock on the NYSE on December 31, 2015).

Options Exercised and Stock Vested

The following table sets forth the value of accumulated deferred stock unit awards and performance stock unit awards that vested during 2015 for each NEO.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marty Hughes	98,221	$1,641,117
Brett D. Nicholas	67,339	$1,123,052
Christopher J. Abate	23,671	$398,719
Fred J. Matera	32,264	$540,696
Andrew P. Stone	18,031	$303,236

(1)	The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date. Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs other than Mr. Matera voluntarily deferred a portion of his cash earnings during fiscal year 2015.

Interest accrual in respect of cash amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood matching contribution on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis —  Deferred Compensation.” As of December 31, 2015, all of our NEOs were fully vested in matching payments made under our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2015.

Name	Executive Contributions in 2015	Registrant Contributions in 2015	Aggregate Earnings in 2015(1)	Aggregate Withdrawals/ Distributions in 2015	Aggregate Balance at 12/31/2015(2)
Marty Hughes(3)	$1,713,117	$36,000	$5,844	$(6,901,843)	$1,515,413
Brett D. Nicholas(4)	$1,177,052	$27,000	$5,298	$(4,492,421)	$1,054,038
Christopher J. Abate(5)	$431,719	$16,500	$3,081	$(250,214)	$411,852
Fred J. Matera(6)	$540,696	—	$88	$(1,655,022)	$425,882
Andrew P. Stone(7)	$330,236	$13,500	$2,427	$(941,553)	$322,358

(1)	Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate as published by the IRS.
(2)	The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $13.20 per share (the closing price of Redwood common stock on the NYSE on December 31, 2015) and the cash balance in Redwood’s Deferred Compensation Plan.

(3)	Mr. Hughes’ contribution included $72,000 in voluntary cash deferrals from his 2015 compensation (reported as compensation in the “Summary Compensation” table above) and $1,641,117 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Hughes also received a distribution of 399,961 shares of common stock underlying deferred stock units which were previously awarded in 2010, 2011 and 2012.
(4)	Mr. Nicholas’ contribution included $54,000 in voluntary cash deferrals from his 2015 compensation (reported as compensation in the “Summary Compensation” table above) and $1,123,052 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Nicholas received a distribution of 259,720 shares of common stock underlying deferred stock units which were previously awarded in 2010, 2011 and 2012.
(5)	Mr. Abate’s contribution included $33,000 in voluntary cash deferrals from his 2015 compensation (reported as compensation in the “Summary Compensation” table above) and $398,719 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Abate also received a distribution of 13,081 shares of common stock underlying deferred stock units which were previously awarded in 2010 and 2012.
(6)	Mr. Matera’s contribution included $540,696 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Matera also received a distribution of 97,127 shares of common stock underlying deferred stock units which were previously awarded in 2010, 2011 and 2012.
(7)	Mr. Stone’s contribution included $27,000 in voluntary cash deferrals from his 2015 compensation (reported as compensation in the “Summary Compensation” table above) and $303,236 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Stone also received a distribution of 52,223 shares of common stock underlying deferred stock units which were previously awarded in 2010, 2011 and 2012.

Potential Payments upon Termination or Change of Control

Two of our Named Executive Officers, Mr. Hughes and Mr. Nicholas, had an employment agreement in place with Redwood during 2015.3 These employment agreements continue to remain in place and provide for severance payments, vesting of equity-related awards, and other benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party.

The employment agreements with each of Mr. Hughes and Mr. Nicholas provide for the executive to receive severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary through the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason” on December 31, 2015, the aggregate amount of these severance payments would have been equal to 250% of such executive’s base salary plus 150% of his base salary prorated to the date of termination.

In addition, all outstanding equity-related awards granted to these two executives would immediately vest upon either such type of termination, unless otherwise provided in the grant agreement for an equity-related award. In addition, for the one-year period following termination of employment, these two executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

[3]	Effective January 1, 2016, Redwood’s other Named Executive Officers entered into employment agreements with Redwood on similar terms. For more information on those agreements, please refer to Item 5.02 of the Current Report on Form 8-K filed by Redwood with the Securities Exchange Commission on January 4, 2016.

The employment agreements with these two executives also provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

In February 2011, the employment agreements with these two executives were amended to eliminate the provision of excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments. The amendments provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement with these two executives are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes and Mr. Nicholas is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes and Mr. Nicholas is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, these two executives’ outstanding equity-related awards will immediately vest and become exercisable. If the awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination (involuntary without cause or voluntary for good reason).

In addition, in the event of termination due to the executive’s death or disability, the employment agreements with these two executives provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination, and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award.

“Change of control” is defined as the occurrence of any of the following:

(1)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or

(2)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or
(3)	during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or
(4)	any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

If either of Mr. Hughes or Mr. Nicholas had been terminated as of December 31, 2015 either voluntarily with “good reason” or involuntarily without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2015. Any executive officer not contractually entitled to severance benefits on December 31, 2015 is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Benefits(2)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason”
Marty Hughes	$3,000,000	$3,006,300	$43,389	$6,049,689
Brett D. Nicholas	$2,400,000	$2,054,514	$40,384	$4,494,898

(1)	The value of acceleration of deferred stock units assumes a common stock price of $13.20 per share (the closing price of Redwood’s common stock on the NYSE on December 31, 2015). As there were no unvested stock options as of December 31, 2015, no value was attributable to accelerated vesting of stock options. Although unvested performance stock units are not forfeited following a termination without “Cause,” no value for unvested performance stock units was included due to the fact that under the applicable award agreements upon a termination without “Cause” the target number of unvested performance stock units would be prorated to reflect the portion of the performance period during which the executive was employed prior to termination, but such prorated target number of performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period.
(2)	Each of Mr. Hughes and Mr. Nicholas are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year after employment.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2015, management, in consultation with Cook & Co. and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with Cook & Co., that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2015, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

	(a)	(b)		(c)	(d)
Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b))
Equity compensation plan approved by security holders	2014 Incentive Award Plan	3,231,110	(1)(2)	— (3)	1,665,032
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—	139,960
Total		3,231,110		—	1,804,992

(1)	As of December 31, 2015, 3,231,110 shares of common stock may be issued pursuant to (i) 2,382,089 outstanding deferred stock units (DSUs) and (ii) 849,021 outstanding performance stock units (PSUs). Does not include 187,180 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to Note 2 below.
(2)	As of December 31, 2015, 2,382,089 outstanding DSUs consisted of 1,338,483 units which were vested and 1,043,606 units which were unvested. As of December 31, 2015, there were no outstanding stock options. As of December 31, 2015, all 849,021 PSUs were unearned and outstanding (based on the target number of shares to be awarded upon the contingent vesting of PSUs). PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.
(3)	As of December 31, 2015, there were no outstanding stock options and under our 2014 Incentive Award Plan no exercise price is applicable to DSUs or PSUs.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2015.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Pallotta, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2015 and 2016 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm and Redwood’s head of internal audit). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain other services in 2015. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Audit Committee:*
  Greg H. Kubicek, Chair
  Mariann Byerwalter
  Karen R. Pallotta
  Georganne C. Proctor
  Charles J. Toeniskoetter

*	This Audit Committee report was prepared and approved prior to Debora Horvath’s appointment to the Audit Committee on March 24, 2016.

Fees to Independent Registered Public Accounting Firm for 2015 and 2014

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2015 and 2014. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2015 and 2014:

	Fiscal Year 2015	Fiscal Year 2014
Audit Fees	$1,662,245	$1,605,000
Audit-Related Fees	26,750	90,950
Total Fees	$1,688,995	$1,695,950

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our internal controls over financial reporting as required by Sarbanes Oxley, audits of annual financial statements of certain of our subsidiaries, as well as other services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees reflect fees incurred for assurance and related services that are related to the performance of the audit or review of our financial statements, primarily including comfort letters and consents issued in association with securities offerings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2016, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2016. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Each year, Redwood’s stockholders have an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the “Compensation Discussion and Analysis” section and the related executive compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s NEOs and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the “Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables that follow that “Compensation Discussion and Analysis” section.

The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the “Compensation Discussion and Analysis” section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business objectives, align the interests of executive officers with those of long-term shareholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives.
•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term.
•	Foster long-term alignment of the interests of Redwood’s executives and its long-term stockholders through ownership of Redwood stock by executives and rewarding stockholder value creation.
•	Ensure that compensation opportunities are competitive.

Please read the “Compensation Discussion and Analysis” section of this Proxy Statement, which begins on page 23, and the related executive compensation tables, which begin on page 46, for more information about the compensation of Redwood’s NEOs for 2015. The Compensation Committee is committed to providing disclosure within the “Compensation Discussion and Analysis” section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing and determining the elements of the CEO’s compensation and that of the other NEOs.
•	The rationale for the different elements of compensation to the NEOs and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking.
•	The metrics used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.
•	The severance and change of control payments that certain executives may become entitled to under certain circumstances.
•	The role of the Compensation Committee’s independent compensation consultant.

Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account both feedback from stockholders obtained during shareholder outreach efforts and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “Say-on-Pay” votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives. Set forth below is a synopsis of the 2015 compensation determinations made by the Compensation Committee, as well some of the key factors that were taken into account in making those determinations. Each of these key items is discussed more fully within the “Compensation Discussion and Analysis” section of this Proxy Statement, which begins on page 23 of this Proxy Statement. The Board of Directors and the Compensation Committee believe these disclosures should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.

Synopsis — 2015 Executive Compensation.  In 2015, the structure of Redwood’s performance-based executive compensation program was consistent with the preceding five years, a period over which it was strongly supported by stockholders, with “Say-on-Pay” approval averaging 92%. Under this program, the majority of executives’ compensation is at risk, with value realized based on the achievement of an annual target financial performance metric and/or total stockholder return (TSR) over one-, three-, and four-year periods, as applicable. The only elements of executive compensation that are fixed at the beginning of each year are base salary and a limited number of standard benefits that are also available to all eligible employees on a substantially similar basis, such as family health insurance and a matching contribution under Redwood’s deferred compensation and 401(k) plans. The Committee’s philosophy is for the compensation program, together with mandatory stock ownership requirements, to foster long-term alignment between Redwood’s executives and stockholders.

Annual bonuses are primarily based on adjusted return-on-equity, a measure of Redwood’s annual financial performance referred to as Adjusted ROE.4 In addition, 50% of long-term equity-based incentive award grant value vests based on three-year TSR performance. Overall, 2015 performance results were mixed: Adjusted ROE modestly exceeded the Committee’s 8.75% target, while TSR was negative 27.8%. These results were factored into the Committee’s 2015 year-end compensation determinations, which saw total CEO compensation reduced by more than 15% from 2014, and aggregate compensation for all five NEOs reduced by approximately 10% from 2014, as reported in the Summary Compensation Table on page 46 of this Proxy Statement.

As a result of the consistent emphasis on long-term equity-based incentive awards within the executive compensation program, the recent decline in the price for Redwood’s common stock impacted not only 2015 executive compensation as reported in the Summary Compensation Table, but also materially decreased the value of each NEO’s outstanding equity awards and personal holdings of Redwood common stock. For example:

•	Value realized by each NEO from performance stock units (PSUs) granted in December 2012 (which vested in December 2015 at the end of a three-year performance vesting period) was less than 25% of the original grant date value;
•	Outstanding PSUs granted to the NEOs at the end of 2013 and 2014 will not vest (i.e., will be entirely forfeited) unless there is a significant increase in TSR over the remaining portion of their performance vesting periods, which conclude at year-end 2016 and year-end 2017, respectively; and
•	In aggregate, NEOs personally held more than 1.5 million shares of Redwood common stock and vested deferred stock units (DSUs) over the course of 2015, which significantly declined in value over 2015. These continuing shareholdings represent an overall ownership stake in Redwood well in excess of the Committee’s mandatory stock ownership requirements for executives.

*  *  *

[4]	Adjusted ROE is a non-GAAP measure calculated and reconciled to ROE determined in accordance with GAAP in Annex A.

At this 2016 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.

The Board of Directors has determined to hold an advisory “Say-on-Pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure, is hereby approved.”

This “Say-on-Pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. Unless the Board of Directors modifies its determination of the frequency of future “Say-on-Pay” advisory votes, the next “Say-on -Pay” advisory vote (following the 2016 Annual Meeting) will be held at Redwood’s 2017 annual meeting of stockholders.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s 2017 annual proxy statement and for consideration at Redwood’s 2017 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2017 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date we released our proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2017 annual meeting of stockholders must be received by Redwood’s Secretary not later than December 8, 2016 to be eligible for inclusion in our 2017 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and Redwood’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, our Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Our Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to our Secretary at our principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under our Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2016 annual meeting of stockholders must be received by the Secretary not earlier than November 8, 2016, and not later than 5:00 p.m., Pacific Time, on December 8, 2016. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2015 (the 2015 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of our 2015 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2017 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, without charge, a copy of our 2015 Annual Report on Form 10-K. Please note that the information on our website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Andrew P. Stone
Secretary

March 28, 2016
Mill Valley, California

Annex A

Reconciliation of:
2015 Adjusted Return on Equity (Adjusted ROE)
to
2015 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2015 GAAP Net Income	$102,088	$102,088
2015 Average GAAP Equity	$1,240,345	$1,240,345
Adjustment: Subtract average 2015 GAAP Accumulated Other Comprehensive Income(1)	—	$129,858
2015 Average Equity	$1,240,345	$1,110,487
Calculation: Divide 2015 GAAP Net Income by 2015 Average Equity	8.2%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2014 Adjusted Return on Equity (Adjusted ROE)
to
2014 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2014 GAAP Net Income	$100,569	$100,569
2014 Average GAAP Equity	$1,250,627	$1,250,627
Adjustment: Subtract average 2014 GAAP Accumulated Other Comprehensive Income(1)	—	$157,521
2014 Average Equity	$1,250,627	$1,093,106
Calculation: Divide 2014 GAAP Net Income by 2014 Average Equity	8.0%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2013 Adjusted Return on Equity (Adjusted ROE)
to
2013 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2013 GAAP Net Income	$173,246	$173,246
2013 Average GAAP Equity	$1,200,461	$1,200,461
Adjustment: Subtract average 2013 GAAP Accumulated Other Comprehensive Income(1)	—	$131,843
2013 Average Equity	$1,200,461	$1,068,618
Calculation: Divide 2013 GAAP Net Income by 2013 Average Equity	14.4%	16.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2012 Adjusted Return on Equity (Adjusted ROE)
to
2012 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2012 GAAP Net Income	$131,769	$131,769
2012 Average GAAP Equity	$987,330	$987,330
Adjustment: Subtract average 2012 GAAP Accumulated Other Comprehensive Income(1)	—	$45,417
2012 Average Equity	$987,330	$941,913
Calculation: Divide 2012 GAAP Net Income by 2012 Average Equity	13.3%	14.0%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2011 Adjusted Return on Equity (Adjusted ROE)
to
2011 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2011 GAAP Net Income	$26,343	$26,343
2011 Average GAAP Equity	$1,003,523	$1,003,523
Adjustment: Subtract average 2011 GAAP Accumulated Other Comprehensive Income(1)	—	$71,525
2011 Average Equity	$1,003,523	$931,998
Calculation: Divide 2011 GAAP Net Income by 2011 Average Equity	2.6%	2.8%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals

1. Election of the nine nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all nine nominees to the Board of Directors.**

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Douglas B. Hansen	☐	☐	☐	03 - Mariann Byerwalter	☐	☐	☐
04 - Debora D. Horvath	☐	☐	☐	05 - Marty Hughes	☐	☐	☐	06 - Greg H. Kubicek	☐	☐	☐
07 - Karen R. Pallotta	☐	☐	☐	08 - Jeffrey T. Pero	☐	☐	☐	09 - Georganne C. Proctor	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2016. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐	3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 7 0 9 1 4 2

02A7PF

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 16, 2016

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTY HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 16, 2016, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 AND "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 16, 2016: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.edocumentview.com/RWT.

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2016.

Vote by Internet

- Go to **www.envisionreports.com/RWT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the nine nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all nine nominees to the Board of Directors.**

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Douglas B. Hansen	☐	☐	☐	03 - Mariann Byerwalter	☐	☐	☐
04 - Debora D. Horvath	☐	☐	☐	05 - Marty Hughes	☐	☐	☐	06 - Greg H. Kubicek	☐	☐	☐
07 - Karen R. Pallotta	☐	☐	☐	08 - Jeffrey T. Pero	☐	☐	☐	09 - Georganne C. Proctor	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2016. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐

4. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 2 7 0 9 1 4 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02A7OF

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

+

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 16, 2016

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS MARTY HUGHES, BRETT D. NICHOLAS, AND CHRISTOPHER J. ABATE, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 16, 2016, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016 AND "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 16, 2016: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.envisionreports.com/RWT.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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